UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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BorgWarner Inc.
(Name of Registrant as Specified In its Charter)

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BORGWARNER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Auburn Hills, Michigan
March ___, 2016
Dear Stockholder:

BorgWarner Inc. will hold its annual meeting of stockholders at its headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, on April 27, 2016, at 9:00 a.m., local time, for the following purposes:

1.	Elect six nominees for Directors to serve for the next year;

2.	Vote on a proposal to approve an amendment to the BorgWarner Inc. 2014 Stock Incentive Plan;

3.	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2016;

4.	Approve, on an advisory basis, the Company's executive compensation program;

5.	Vote on a proposal to amend the Company's Restated Certificate of Incorporation to allow certain stockholders to request special meetings of stockholders;

6.	Vote on a stockholder proposal to allow certain stockholders' nominated candidates to be included in the Company's proxy materials; and

7.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 1, 2016 are entitled to vote at the meeting or any adjournment or postponement thereof.

We have elected to furnish materials for the annual meeting via the internet. Beginning on or about March __, 2016, we will mail a notice of internet availability to most of our stockholders containing instructions on how to access the proxy materials and vote online. All of our other stockholders will be sent a copy of our proxy materials by mail or e-mail on or about March [18], 2016. See the first page of the proxy statement and your proxy card for more information on how you can elect to receive your proxy materials over the internet or by e-mail if you received them by mail this year.

YOUR VOTE IS IMPORTANT! You can submit your proxy by telephone or the internet by following the instructions on page 2 of the proxy statement. If you received a paper copy of our proxy statement, you can vote by returning a proxy card. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy. Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters. The enclosed proxy card is solicited by the Board of Directors of the Company.

Along with the attached proxy statement, we are providing you our Annual Report on Form 10-K for our fiscal year ended December 31, 2015. Stockholders are not to regard our Annual Report on Form 10-K, which includes our audited financial statements, as proxy solicitation material.

By Order of the Board of Directors
/s/ John J. Gasparovic
John J. Gasparovic
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON APRIL 27, 2016

Our proxy statement and our 2015 annual report to stockholders are available at
http://www.proxyvote.com

YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement.

PROPOSAL 5 - AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW CERTAIN STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS	50

PROPOSAL 6 - STOCKHOLDER PROPOSAL TO ALLOW CERTAIN STOCKHOLDERS' NOMINATED CANDIDATES TO BE INCLUDED IN THE PROXY MATERIALS OF THE COMPANY	51

OTHER INFORMATION	54

Appendix A - Charter, BorgWarner Inc. Audit Committee	55

Appendix B - First Amendment to BorgWarner Inc. 2014 Stock Incentive Plan	59

Appendix C - Amendment of the Company's Restated Certificate of Incorporation to allow stockholders to request a special meeting of stockholders	59

Appendix D - Amendment of the Company's By-laws to allow stockholders to request a special meeting of stockholders	59

BORGWARNER INC.
3850 Hamlin Road
Auburn Hills, Michigan 48326

PROXY STATEMENT

March ___, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. (“BorgWarner” or the “Company”) for the Company's 2016 Annual Meeting of Stockholders to be held at the Company's headquarters at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on April 27, 2016 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

As permitted by rules adopted by the Securities & Exchange Commission (“SEC”), we are providing our proxy statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to stockholders electronically via the internet. (Our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, which includes our audited financial statements, is not to be regarded as proxy solicitation material.) Our proxy statement and our 2015 annual report to stockholders are available at http://www.proxyvote.com.

On or about March ___, 2016, we will initiate delivery of proxy materials to our stockholders of record as of the close of business on March 1, 2016 via (1) a notice containing instructions on how to access materials online, (2) a paper copy mailing or (3) e-mail distribution. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice we sent provides instructions on how to access and review all of the important information contained in the proxy materials. The notice also provides instructions on how you can submit your proxy over the internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the notice. If you received a printed copy of proxy materials by mail and would like to register to receive a notice of internet availability of proxy materials in the future, you can do so by any of the methods that follow:

•	Internet: Access the internet, go to www.proxyvote.com and follow the enrollment instructions.

•	Telephone: Call us free of charge at 1-800-579-1639 from within the United States or Canada.

•
E-mail:    Send us an e-mail at www.proxyvote.com, using the control number on your proxy card as the subject line, and state whether you wish to receive a paper or e-mail copy of our proxy materials and whether your request is for this meeting only or all future meetings.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 1, 2016 are entitled to vote at the meeting. As of such date, there were [XXX,XXX,XXX] outstanding shares of common stock. A list of all record holders of our stock will be available for examination by stockholders during normal business hours at 3850 Hamlin Road, Auburn Hills, Michigan 48326 at least ten days prior to the annual meeting and will also be available for examination at the annual meeting. On each matter considered at our annual meeting, you are entitled to one vote for each of your shares of common stock.

Voting

You have a choice of voting over the internet, by telephone or by using a traditional proxy card.

•	To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•
To vote by telephone, stockholders of record should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•	If you received a paper copy of a proxy card or voter instruction form, you can mark, sign and date the proxy card and return it in the envelope that was provided to you.

The deadline for voting by telephone or internet is 11:59 p.m. Eastern Time on April 26, 2016.

If you properly sign and return your signed proxy card or vote by telephone or by the internet before the annual meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors.

If you hold your stock in "street name", you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. If you are a stockholder of record, you may change or revoke your vote at any time before the vote is taken by delivering a written notice of revocation to the Secretary of the Company or by submitting another vote on or before April 27, 2016 (including a vote in person at the annual meeting). For all methods of voting, your last vote cast will supersede all of your previous votes.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the annual meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

With respect to Proposal 1, our By-laws require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on the board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the board as a “holdover director.” Under our By-laws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance Committee would make a recommendation to the board about whether to accept or reject the resignation, or whether to take other action. The board would act on the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

If you hold your stock in street name, your brokerage firm or other nominee may no longer vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the six nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

With respect to Proposal 2 (amendment of the BorgWarner Inc. 2014 Stock Incentive Plan), Proposal 3 (stockholder ratification of the selection of our auditors), Proposal 4 (the advisory vote on executive compensation), and Proposal 6 (stockholder proposal), each proposal requires the affirmative vote of a majority of the votes cast to be approved. Accordingly, an abstention or a broker non-vote will have no effect on the outcome of any of those proposals.

Proposal 4 will be an advisory vote. Even though your vote with respect to Proposal 4 is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. At the Annual Meeting of Stockholders held in 2011, stockholders selected annual frequency for stockholder consideration of executive compensation on an advisory basis. Stockholders will next consider the desired frequency of such consideration in 2017.

Proposal 5 (amendment of the restated certificate of incorporation) requires the affirmative vote of a majority of the outstanding voting stock.  Accordingly, abstentions, broker non-votes and other shares that are not voted on Proposal 5 in person or by proxy will have the same effect as a vote against the proposal.

We expect that only Proposal 3 will be considered “routine” under NYSE rules. Therefore, your brokerage firm or other nominee may not vote your shares with respect to Proposals 1, 2, 4, 5, or 6 without specific instructions from you as to how to vote.

Householding Information

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings, if any, in any way.

We will deliver promptly upon written or oral request a separate copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you share an address with another stockholder and you wish to receive a separate copy of any of those documents, you may inform us of your wish by contacting Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326 (tel: 248-754-9200). Similarly, if you share an address with another stockholder that is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform us of your wish by contacting Investor Relations at the above address and telephone number.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of ten directors. At the 2014 Annual Meeting, our stockholders approved an amendment to the Company's Restated Certificate of Incorporation (the "Certificate") to facilitate the declassification of the Board of Directors. At this meeting, stockholders will elect six directors to a one-year term that will expire at our 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. In 2017, and thereafter, all directors will be nominated to one-year terms. The board will no longer be classified.

The directors whose terms of office expire at this annual meeting are Directors Jere A. Drummond; John R. McKernan, Jr.; Alexis P. Michas; Ernest J. Novak, Jr.; Richard O. Schaum; Thomas T. Stallkamp; and James R. Verrier. After nearly 20 years of service, Director Drummond will complete his service on the Board of Directors at the April Annual Meeting of Stockholders. The Company thanks him for his guidance and years of service. Directors McKernan, Michas, Novak, Schaum, Stallkamp and Verrier are the nominees for election as Directors at this meeting. The remaining Directors have terms expiring at the 2017 Annual Meeting of Stockholders. Following the election of directors at this annual meeting, your Board of Directors will have nine members and no vacancies. All directors will stand for election in 2017, and annually thereafter. Each of the nominees for election has agreed to serve if elected. All of the nominees are presently directors of the Company. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR - JOHN R. MCKERNAN, JR.; ALEXIS P. MICHAS; ERNEST J. NOVAK, JR.; RICHARD O. SCHAUM; THOMAS T. STALLKAMP; AND JAMES R. VERRIER.

Information on Nominees for Directors and Continuing Directors

The following table sets forth as of March 1, 2016, with respect to each of the Company's current directors continuing to serve, his or her name, the year in which he or she first became a director of the Company, age, principal occupation, and his or her current directorships in other entities; a narrative description of the directors' experience, qualifications, attributes and skills; all directorships at public companies and registered investment companies held since March 1, 2011; and a description of any relevant legal proceedings in which the director was involved since March 1, 2006.

Directors and Nominees	Age	Principal Occupation and Directorships
Jan Carlson 2010	55
Mr. Carlson was appointed President and Chief Executive Officer and Director of Autoliv, Inc., in early 2007 and has been Chairman of its board since May 2014. He joined Autoliv in 1999 as President of Autoliv Electronics and held that position until April 2005, when he became Vice President of Engineering of Autoliv and a member of that company's Executive Committee. Mr. Carlson currently serves on the board of directors for Trelleborg AB and Teknikföretagen, the Association of Swedish Engineering Industries.

Mr. Carlson brings to the board international perspective concerning the global automotive industry and the experience and perspective of a currently-serving CEO of a global autoparts company headquartered outside the United States. Prior to joining Autoliv, Mr. Carlson was President of Saab Combitech, a division within Saab aircraft group specializing in commercializing military technologies. Mr. Carlson has a Master of Science degree in Physical Engineering from the University of Linköping, Sweden.

Dennis C. Cuneo 2009	66
Mr. Cuneo has been an attorney with Fisher & Phillips LLP since July 1, 2010, serving as Partner of the firm's Washington DC office, after having been with Arent Fox LLP since November 2006. He also operates his own consulting firm, DC Strategic Advisors LLC., which provides strategic business advice to companies in the auto industry and other industries. He was Senior Vice President of Toyota North America, Inc. from 2000 to 2006; Corporate Secretary and Chief Environmental Officer of Toyota Motor North America Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006. Mr. Cuneo was formerly Board Chairman of the Federal Reserve Bank of Cleveland, Cincinnati branch and is on the boards of the Center for Automotive Research, and SSOE, a privately held engineering and construction management firm. Mr. Cuneo is also a director of AK Steel Holding Corporation.

Mr. Cuneo brings experience in, and understanding of, the automotive industry and its trends. Mr. Cuneo is a former senior executive and officer at Toyota Motor North America, Inc. and Toyota Motor Manufacturing North America. Mr. Cuneo's Toyota career spanned more than 22 years, during which he was responsible for legal affairs, administration, public relations, investor relations, environmental affairs, corporate advertising, government relations, philanthropy, planning, research and Toyota's Latin America Research Group. Mr. Cuneo also provides a legal perspective on issues facing the board and the Company with respect to board oversight areas, corporate governance and regulatory matters.

Jere A. Drummond 1996	76
Mr. Drummond retired from the BellSouth Corporation on December 31, 2001. He served as Vice Chairman of the BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997 and was elected a director of BellSouth Telecommunications, Inc. in 1993. Mr. Drummond served as a director of SAIC, Inc. until his retirement from that board in June 2015. He also served as a director of AirTran Holdings Inc. until that company's sale to Southwest Airlines, Inc. on May 2, 2011. Mr. Drummond was also a director of Centilliam Communications, Inc. until 2009.

Having served as an officer of a Fortune 500 company, BellSouth Corporation, for 19 years, Mr. Drummond brings extensive management experience and the perspective of a former CEO to BorgWarner's board. His significant marketing experience adds to the board's range of knowledge. Mr. Drummond's service on boards of directors of other public companies, and specifically on the compensation committee of another public company, adds to his value on BorgWarner's board and as Chairman of our Compensation Committee.

John R. McKernan, Jr. 2009	67
Governor McKernan is Senior Advisor to the U.S. Chamber of Commerce. He served as President of its Foundation from October 2013 to February 2015. He served as Chairman of the Board of Education Management Corporation, a large provider of private post-secondary education in North America, from December 2008 to June 2012. He was Executive Chairman of Education Management Corporation from February 2007 to December 2008 and Chief Executive Officer from September 2003 until February 2007. He served on its Board of Directors from June 1999 to April 2015. Governor McKernan served as governor of the State of Maine from 1987 to 1995. He is also a director of HMH Holdings, Inc.

Governor McKernan brings to BorgWarner's board a blend of experience as a former governor of Maine, a former US Congressman, a former state legislator and former CEO of a public company. His knowledge of the legislative process combined with his demonstrated leadership capabilities and CEO's perspective provide a valuable point of view to the Company's board. Governor McKernan also has significant experience as a director. Governor McKernan's practice of corporate, regulatory and administrative law enables him to provide a legal perspective on issues facing the board and the Company in those areas and with respect to corporate governance.

Alexis P. Michas 1993	58
Mr. Michas is the founder and Managing Partner of Juniper Investment Company, LLC (“Juniper”). Juniper is also a Principal of Aetolian Investors, LLC, a registered Commodity Pool Operator. He was the Managing Partner and a director of Stonington Partners, Inc., an investment management firm from 1994-2011. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is the Non-Executive Chairman of the Board of Lincoln Educational Services Corporation and the lead director of PerkinElmer, Inc. Mr. Michas also served as a director of AirTran Airways, Inc., until that company's sale to Southwest Airlines, Inc. on May 2, 2011.

Mr. Michas brings many years of private equity experience across a wide range of industries, and a successful record of managing control investments in public companies. He also brings extensive transactional expertise including: mergers and acquisitions, IPOs, debt and equity offerings and bank financing. Mr. Michas has served on the compensation, governance, audit, finance and executive committees of boards of other public companies and has been on BorgWarner's Board of Directors since the Company became a public company in 1993. His knowledge of the Company and his thorough understanding of the role of boards of directors qualify him to serve on our Board of Directors and to serve as Non-Executive Chairman.

Ernest J. Novak, Jr. 2003	71
Mr. Novak retired as a Managing Partner from Ernst & Young in June 2003. He was a Managing Partner from 1986 until June 2003. Mr. Novak is also a director of A. Schulman, Inc. and FirstEnergy Corp.

Mr. Novak's extensive knowledge of accounting and his financial expertise across a broad range of public companies make him well qualified to serve as a member of our board and as Chairman of the Audit Committee of our board. Mr. Novak spent over 30 years performing, reviewing and supervising audits of diverse public companies' financial statements and overseeing the filing of them with the SEC. He has a master's degree in accounting, is a Certified Public Accountant and currently chairs the audit committees of the two other public companies of which he is a director.

Vicki L. Sato, Ph.D. 2014	67
Dr. Sato serves as Professor of Management Practice of Harvard Business School where she joined the faculty in 2006. Prior to that, she had been the President of Vertex Pharmaceuticals from 2000 until her retirement from that position in 2005, and had previously served eight years as Vertex’s Chief Scientific Officer and Chair of the scientific advisory board. Prior to joining Vertex in 1992, she was with Biogen, Inc. from 1984 to 1992, most recently as Vice President of Research and a member of the scientific advisory board. Dr. Sato is also a business advisor to enterprises in the biotechnology and pharmaceutical industries. Dr. Sato serves as an overseer of the Isabella Stewart Gardner Museum. She is currently a director of Bristol-Myers Squibb Company, and PerkinElmer, Inc., and she has served as a director of Alnylam Pharmaceuticals, Inc. and Galapagos NV during the past five years. She is the author of numerous professional publications and holds several issued or pending patents. Dr. Sato received her Bachelor, Master and Doctoral degrees from Harvard University.

Dr. Sato is an accomplished executive and scientist with an extensive background advising and leading research teams in life sciences innovation. Dr. Sato’s previous roles as chief scientific officer and vice president of research for multi-national companies allow her to offer guidance as we develop our technology initiatives and collaborative efforts. The expertise Dr. Sato has gained through her service on the boards of other public companies contributes broad understanding of corporate governance matters.

Richard O. Schaum 2005	69
Mr. Schaum has been General Manager of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. He was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc. from October 2003 until June 2005. Before that, for more than 30 years he was with DaimlerChrysler and its predecessor Chrysler Corporation, most recently as Executive Vice President, Product Development from January 2000 until his retirement in March 2003. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President in 2007. Mr. Schaum is also a director of Gentex Corporation and Sterling Construction Co.

Mr. Schaum's nearly four decades of business experience in program management, product development and manufacturing in the global automotive industry bring technological understanding, innovation expertise and extensive industry knowledge to BorgWarner's board. At WaveCrest Laboratories he oversaw development and commercialization of proprietary transportation systems. As Executive Vice President of Product Development at Chrysler, Mr. Schaum led all Powertrain Operations, a business with $7 billion in sales. He has intimate knowledge of the kinds of products BorgWarner must develop for the future of transportation.

Thomas T. Stallkamp 2006	69
Mr. Stallkamp is the founder and principal of Collaborative Management LLC, a private supply chain consulting firm. From 2004 to 2010, he was an Industrial Partner in Ripplewood Holdings LLC, a New York private equity group. From 2003 to 2004, he served as Chairman of MSX International, Inc., a global provider of technology-driven engineering, business and specialized staffing services, and from 2000 to 2003 he served as its Vice Chairman and Chief Executive Officer. From 1980 to 1999, Mr. Stallkamp held various positions with DaimlerChrysler Corporation and its predecessor Chrysler Corporation, the most recent of which were Vice Chairman and President. Mr. Stallkamp also serves as a director of Baxter International, Inc., a global diversified healthcare company and served as a trustee of EntrepreneurShares Series Trust until January 31, 2016.

Mr. Stallkamp's experience within and outside of the automotive industry, and his nearly 20-year tenure with DaimlerChrysler and Chrysler Corporation, important customers of BorgWarner, his international perspective and his financial acumen qualify him for membership on the Company's board. His service on the boards of Visteon (an automotive parts supplier) from 2002 to 2005 and Asahi TEC Corporation (a manufacturer of automotive and other parts) from 2008 to 2010 has given him additional insight into the priorities of and challenges confronting automotive suppliers. Mr. Stallkamp's perspective has been broadened by experience outside the auto industry and through his private equity financing experience.

James R. Verrier 2013	53
Mr. Verrier has been President and Chief Executive Officer and a member of the Board of Directors since January 1, 2013.  From March 2012 through December 2012, he was President and Chief Operating Officer of the Company.  From January 2010 to March 2012, he was Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.  He was Vice President and General Manager, Passenger Car of BorgWarner Turbo Systems Inc. from January 2006 to January 2010.

Mr. Verrier has held positions of increasing responsibility since joining the Company in 1989, including assignments in quality control, human resources and operations management.  Prior to joining BorgWarner he held positions in the quality engineering and metallurgy field with Lucas Aerospace, Rockwell Automotive and Britax Wingard in the United Kingdom.  He holds a degree in Metallurgy and Materials Science from West Midlands College in the UK as well as an MBA from the University of Glamorgan, also in the UK.

No director nominee, director or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of the Company's subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries. No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

Board of Directors and Its Committees

The Board of Directors held seven meetings during 2015. Each of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which he or she served while members of them. The Company's Corporate Governance Guidelines set forth the Company's policy that directors should use their best efforts to attend the Company's Annual Meeting of Stockholders. All directors serving at the time of the 2015 Annual Meeting of Stockholders attended the meeting.

The board has determined that all board members meet the independence requirements of the New York Stock Exchange (“NYSE”), with the exception of Mr. Verrier, our President and CEO. Under the Company's Corporate Governance Guidelines, a director will not be considered independent unless the board determines that such director has no direct or indirect material relationship with the Company. In addition, the Company's Corporate Governance Guidelines provide, among other things, that:

•	a director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

•
a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation.

•
a director who is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company's audit or was within the last three years a partner or employee of such a firm and personally worked on the Company's audit at that time, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee, is not “independent” until three years after the end of such service or the employment relationship.

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not “independent” until three years after falling below such threshold.

•	a director who is not considered independent by relevant statute or regulation is not “independent.”

Board Leadership Structure

Our Board of Directors currently separates the role of Chairman and CEO. Mr. Michas is Non-Executive Chairman and Mr. Verrier is President and CEO. The board believes that separating the Chairman and CEO positions provides the most appropriate leadership structure for the Company at this time. Separating the Chairman and CEO positions takes best synergetic advantage of the talents of two leaders and allows Mr. Verrier to devote his full attention to focusing on his responsibilities as CEO without the additional responsibilities of Chairman, who focuses on effectiveness and independence of the board, including providing independent oversight of the Company's management and affairs on behalf of the Company's stockholders, serving as the principal liaison between the Company's management and the independent directors, contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled board meeting. Director Michas, previously Lead Director, became Non-Executive Chairman in April 2013 upon the retirement of the previous Executive Chairman.
The Board of Directors recognizes that no single leadership model is right for all companies at all times. The board has reserved for itself the discretion to determine the most appropriate leadership structure for the Company and the Board of Directors reviews the leadership structure from time to time.

Some of our directors have served on the board for ten or more years and are highly valued for their experience and institutional knowledge, their professional networks inside and outside of our industry, and for the deep understanding they have developed of the Company and its industry.
Board Committees

The Board of Directors has a standing Compensation Committee, Audit Committee, Corporate Governance Committee and Executive Committee. The charters for each of our principal board committees can be found on the Company's website at www.borgwarner.com. The responsibilities of our board committees are set forth in their charters, which are reviewed at least annually.

Compensation Committee.  The current members of the Compensation Committee are Directors Drummond (Chairman), Carlson, Sato and Stallkamp. The principal functions of the Compensation Committee include reviewing and approving compensation philosophy and executive compensation strategy, chief executive officer and other executive remuneration and compensation plans, and supervising the administration of these plans. A primary purpose of the Compensation Committee is to ensure that the compensation of Executive Officers is internally equitable, is externally competitive, motivates Executive Officers toward the achievement of business objectives and aligns their focus with the long term interests of the Company and its stockholders. The Compensation Committee met six times during 2015.

Audit Committee.  The current members of the Audit Committee are Directors Novak (Chairman), Cuneo, McKernan and Stallkamp. The Audit Committee is charged with assisting the full board in fulfilling the board's oversight responsibility with respect to the quality and integrity of the accounting, auditing, financial reporting and risk management practices of the Company. The Audit Committee also has the responsibility for, among other things, the appointment, compensation, retention and oversight of the independent registered public accounting firm, monitoring the independent registered public accounting firm's qualifications, independence and work (including resolving any disagreements between the Company's management and the independent registered public accounting firm regarding financial reporting), pre-approving all services to be performed by the independent registered public accounting firm, monitoring the performance of the Company's internal audit function and reviewing on behalf of the board the Company's pension plans and risk management programs. The responsibilities of the Audit Committee are set forth in its charter, which is reviewed at least annually. A copy of the Audit Committee Charter is attached as Appendix A.

Each member of the Audit Committee meets the independence requirements set by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. The Board of Directors has designated the Chairman of the Audit Committee, Mr. Novak, as our audit committee financial expert and Mr. Stallkamp also qualifies as audit committee financial expert as defined by the rules and regulations of the SEC. None of the members of the Audit Committee simultaneously serve on the audit committees of more than two other public companies. The Audit Committee met five times during 2015.

Corporate Governance Committee.  The present members of the Corporate Governance Committee are Directors Schaum (Chairman), Carlson, Drummond and Sato. The principal functions of the Corporate Governance Committee include making recommendations to the Board of Directors regarding: (i) board composition and structure, (ii) corporate governance principles, including the nature, duties and powers of board committees, (iii) term of office for members, (iv) qualified persons to be nominated for election or re-election as directors, (v) stockholders' suggestions for board nominations, (vi) the emergency successor to the CEO, and (vii) any requests for waivers of application of the Company's Code of Ethical Conduct and any related person transactions. The Corporate Governance Committee also establishes criteria for board and committee membership, evaluates Company policies relating to the recruitment of directors and oversees the evaluation of the board, its committees and management. The Corporate Governance Committee met four times during 2015.

The Corporate Governance Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Under the Company's Amended and Restated By-laws, stockholders of record of the Company may recommend director candidates for inclusion by the board in the slate of nominees that the board recommends to stockholders for election. Stockholders submitting such nominations must provide the information and background material specified in Article II, Section 7 of the Company's By-laws to the “BorgWarner Inc. Corporate Governance Committee” c/o BorgWarner Inc. Corporate Secretary, 3850 Hamlin Road, Auburn Hills, Michigan 48326 not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who wishes to have a nomination considered at the 2017 annual meeting must deliver the required materials between December 28, 2016 and January 27, 2017.

The specific procedures by which stockholders may recommend nominees are set forth in Article II, Sections 7 and 8 of the Company's By-laws. The Company's By-laws require, among other things, that the nominating stockholder disclose all material monetary agreements between the nominating stockholder and the nominees; that director nominees (including the board's nominees) complete a questionnaire regarding the nominee's background, qualifications and conflicts of interest; and that stockholders proposing business disclose economic interests, including interest in the Company as a result of derivative instruments.

Assuming that the required information and material is provided for candidates recommended by stockholders, the Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members. The Company's General Counsel will review the information and provide to the Chairman of the Corporate Governance Committee an assessment of the candidate's independence, freedom from conflicts of interest and general suitability. If the Chairman of the Corporate Governance Committee decides to submit the candidate to the entire Corporate Governance Committee, each member will receive the candidate's background information and will be afforded an opportunity to interview the candidate.

In considering whether to recommend to the full board any candidate for inclusion in the board's slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the extent to which candidates possess the following factors:

•	the highest personal and professional ethics, integrity and values;

•	demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company;

•	ability to evaluate strategic options and risks and form independent opinions, stated constructively to contribute to guidance and direction of the Company;

•	active, objective and constructive participation at meetings of the board and its committees, with flexibility in approaching problems;

•	open mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders;

•	stature to represent the Company before the public, stockholders and various others who affect the Company;

•	involvement only in activities and interests that do not create a conflict with the director's responsibilities to the Company and its stockholders;

•	willingness to objectively appraise management performance in the interest of the stockholders;

•	interest and availability of time to be involved with the Company and its employees over a sustained period;

•	ability to work well with others, with deep and wide perspective in dealing with people and situations, and respect for the views of others;

•	a reasoned and balanced commitment to the social responsibilities of the Company;

•	contribution to the board's desired diversity and balance;

•	willingness of independent directors to limit public company board service to four or fewer boards (any exceptions would require Corporate Governance Committee approval);

•
willingness to tender, promptly following the annual meeting at which they are elected or re-elected as Director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) board acceptance of such resignation; and

•	willingness to provide all information, including completion of a questionnaire, required by the Company's By-laws.

The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Corporate Governance Committee seeks to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of skills, backgrounds and experience with respect to vision, strategy and leadership, business judgment and knowledge, corporate governance, accounting and finance, global markets and industry knowledge. If the Corporate Governance Committee determines that a stockholder-nominated candidate is suitable and that the candidate should be recommended to the full board, a quorum of the full board must discuss whether to include the candidate in the slate of nominees that the board recommends to stockholders for election and, if appropriate, adopt a resolution authorizing the inclusion.

You may send communications to your Board of Directors and to individual directors. Such communications should be submitted in writing addressed to your Board of Directors or to one or more named individual directors in care of BorgWarner Inc., General Counsel, 3850 Hamlin Road, Auburn Hills, Michigan 48326. Communication from stockholders will be forwarded promptly to your Board of Directors or such named individual director.

Executive Committee.  The present members of the Executive Committee are Directors Drummond, Michas and Verrier. The Executive Committee is empowered to act for the full board during intervals between board meetings when telephonic meetings cannot reasonably be arranged, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet during 2015.

Executive Sessions.  The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of the board. Non-Executive Chairman Michas is the current presiding director. Interested parties can make concerns known directly to the non-management directors on-line at compliancehotline.borgwarner.com or by toll-free call to 1-800-461-9330.

Proxy Access. We recently adopted a proxy access right to permit a stockholder, or a group of up to ten stockholders, owning continuously for at least three years shares of our company representing an aggregate of at least five percent of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our board, provided that the stockholder(s) and the nominee(s) satisfy the requirements of our By-laws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than October 19, 2016 and no later than the close of business on November 18, 2016.

Certain Relationships and Related Transactions, and Director Independence

The Company has adopted a written policy concerning Related Party Transactions under which the Corporate Governance Committee is responsible for review, disapproval or approval or ratification of any Related Party Transactions in which a director, nominee for director or Executive Officer or Immediate Family Member of any of them has a material interest.

REPORT OF THE BORGWARNER INC. AUDIT COMMITTEE

Management of your Company is responsible for the preparation, presentation and integrity of your Company's consolidated financial statements and for the effectiveness of internal control over financial reporting. Management and the Company's internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”) was the independent registered public accounting firm for the Company in 2015 and was responsible for performing independent audits of your Company's consolidated financial statements and of the design and effectiveness of internal control over financial reporting, and expressing an opinion on (1) the conformity of the financial statements with accounting principles, generally accepted in the United States of America (“GAAP”) and (2) the effectiveness of internal control over financial reporting based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee is directly responsible for the selection, appointment, compensation, retention, and oversight of the independent registered public accounting firm. In conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner, the Audit Committee and its chairperson are involved in the selection of PwC's new lead engagement partner.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the year ended December 31, 2015. The Audit Committee also has discussed with PwC the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 "Communications with Audit Committees." The Audit Committee received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant's communications with the Audit Committee concerning independence, and has discussed with PwC their independence. The Audit Committee has concluded that PwC's provision of audit and non-audit services to the Company is compatible with their independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC, with and without management present, to discuss the results of their audits, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Vice President of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and the Vice President of Internal Audit presented an update of internal audit activity at each Audit Committee meeting.

The members of the Audit Committee are not full-time employees of your Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP, or that the Company's independent registered public accounting firm is “independent."

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. PwC has been retained as the Company's independent registered public accounting firm continuously since 2009. The members of the Audit Committee and the board recommend the continued retention of PwC to serve as the Company's independent registered public accounting firm for 2016.

BORGWARNER INC. AUDIT COMMITTEE

Ernest J. Novak, Jr. Chairman

Dennis C. Cuneo John R. McKernan, Jr. Thomas T. Stallkamp

The Audit Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of its other filings under the Securities Act or the Exchange Act unless we state otherwise.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 16, 2016, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company's common stock.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	21,202,831 (a)	9.4%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	19,048,861 (b)	8.49%

Capital Research Global Investors
333 South Hope Street
Los Angeles, CA 90071	12,326,000 (c)	5.5%

BlackRock, Inc.
55 East 52nd Street
New York, NY 10022	12,201,054 (d)	5.4%

(a)
Pursuant to a Schedule 13G dated February 12, 2016 on behalf of T. Rowe Price Associates, Inc. indicating that it had sole voting power of 6,662,308 shares and sole dispositive power for 21,202,831 shares.

(b)
Pursuant to a Schedule 13G/A dated February 10, 2016 on behalf of The Vanguard Group indicating that it had sole voting power for 413,001 shares, sole dispositive power for 18,604,476 shares, shared dispositive power for 444,385 shares, and shared voting power for 21,900 shares.

(c)	Pursuant to a Schedule 13G dated February 16, 2016 on behalf of Capital Research Global Investors indicating that it had sole voting power for 12,326,000 and sole dispositive power for 12,326,000.

(d)	Pursuant to a Schedule 13G/A dated February 10, 2016 on behalf of BlackRock, Inc. indicating that it had sole voting power for 10,312,190 and sole dispositive power for 12,201,054 shares.

The following table sets forth, as of March 1, 2016, certain information regarding the beneficial ownership of common stock by each person who was a director of the Company at December 31, 2015, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name of Beneficial Owner(a)	Amount and Nature of Stock Ownership(b)(c)	Percent of Class
James R. Verrier		*
Ronald T. Hundzinski		*
Brady D. Ericson		*
Joseph F. Fadool		*
Frederic B. Lissalde		*
Jan Carlson		*
Dennis C. Cuneo (d)		*
Jere A. Drummond		*
John R. McKernan, Jr.		*
Alexis P. Michas		*
Ernest J. Novak, Jr.		*
Vicki L. Sato		*
Richard O. Schaum		*
Thomas T. Stallkamp (e)		*

All directors and executive officers of the Company (21 persons)		*

*	Represents less than one percent.

(a)	For purposes of the above table, the address for each named person is 3850 Hamlin Road, Auburn Hills, Michigan 48326.

(b)	Includes the following number of shares issuable upon the exercise of options within the next 60 days: 28,000 for Mr. Hundzinski; and 71,280 for all executive officers of the Company.

(c)
Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(d)	Includes ________ shares held by an Asset Protection Trust of which Mr. Cuneo is one of the three trustees.

(e)	Includes 30,984 shares held by a spousal lifetime access trust, for which Mr. Stallkamp's wife is trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Such officers, directors and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

Based on information provided to the Company by each director and executive officer, the Company believes all such reports required to be filed in 2015 were timely filed except one report on Form 4 representing one transaction that was filed late by Thomas J. McGill.

Code of Ethics

The Company has long maintained a Code of Ethical Conduct, updated from time to time, which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company's CEO, CFO, Treasurer and Controller. Each of these codes is posted on the Company's website at www.borgwarner.com.

Risk Oversight

Our Board of Directors regularly and continually receives information intended to apprise the board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces. Oversight of risk is an evolving process in which management assesses the degree to which risk management is integrated and continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization. The board actively encourages management to continue to drive this evolution. In 2015, the Board of Directors endorsed the Company's continued enhancement of its enterprise risk management governance infrastructure, processes, integration, communications and sustainability.

While the Board of Directors has responsibility for oversight of the Company's risk management practices, the Audit, Compensation and Corporate Governance Committees of the board contribute to the risk management oversight function. In particular, the Audit Committee focuses on financial and compliance risk, including internal controls and receives risk assessment and management reports from the Company's internal Enterprise Risk Management Committee and from the Company's internal audit function. The members of the Enterprise Risk Management Committee (the Company's Controller, Treasurer, Vice President of Internal Audit, Director of Risk Management, Vice President and Chief Compliance Officer, Vice President and Chief Information Officer and business operations leaders) have direct access to the Audit, Compensation and Corporate Governance Committees and the Board of Directors. The Audit Committee receives, reviews and discusses regular reports from them concerning risk identification and assessment, risk management policies and practices and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company's strategy and are functioning as expected. In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company's long term business strategy and objectives. The Corporate Governance Committee oversees risk management practices in its domain, including director candidate selection, governance and succession matters.

The Company undertook a process, reviewed by the Compensation Committee, to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company. Management concluded that it is not likely that the Company's compensation programs will have such an effect.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company continued its strong operational performance in 2015 and achieved record operating margins. As a result of this performance, maximum results were achieved at the Corporate level for the Economic Value ("EV") measure under our Management Incentive Plan ("MIP"). Maximum results were also achieved by the Drivetrain segment and the Engine segment performed at nearly a maximum performance level.

The Company's three-year total stockholder return ("TSR") was 24%. The continued strong stock price performance by the Company's peers resulted in a 73% weighted average TSR placing the Company's TSR below the 25th percentile of our Peer Group Companies as defined and set forth on page 26. This performance resulted in no payout of Performance Shares to participants, including the Named Executive Officers ("NEOs"), under the long-term incentive program described on pages 25-27.

Our Compensation Committee reviews the elements of compensation against the market each October using the Comparator Group set forth on page 27. Survey data showed modest increases in base salaries and annual incentives with more significant increases in long term incentive opportunities. The results of this review, the Company's strong operating performance and the continued focus on the growth led to the following actions by the Compensation Committee:

•
Approval of increases to base salaries for NEOs in 2015 and a plan to increase base salaries in 2016 consistent with the market data. Certain of our NEOs who are relatively new in their roles received larger increases in base salary in 2015 in order to align their salaries to the market data for their positions.

•
Approval of target bonus opportunities for our NEOs for 2015 and 2016 aligned with the 65th percentile of the market data in support of our performance-based compensation philosophy which sets performance objectives at stretch levels. The bonus opportunities of certain NEOs, who are below the market data due to being relatively new to their roles, have been increased in 2015 and 2016 to align them with the 65th percentile of the market.

•
Establishment of long-term incentive grants for 2015 to maintain competitive positioning. Grant levels for 2016 were established at the 65th percentile (consistent with 65th percentile targeted performance) of the market based on the data reviewed in October 2015. The 2016 long-term incentive grants approved for certain NEOs, who were relatively new in their roles, have been increased and are now at the 65th percentile level.

•
At its February 2015 meeting, our Compensation Committee approved special restricted stock grants of 73,256 shares for our CEO and 17,670 for our CFO as detailed in the Summary Compensation Table on page 31 and the Grants of Plan-Based Awards on page 33. These grants were provided to recognize that additional long term incentive grants should have been provided to our CEO and CFO when they were promoted to those roles, in accordance with past practice. Such additional stock grants would have increased their 2011 outstanding stock grants on a prorated basis to a market competitive level for their new positions. The restrictions on one-half of these shares will lapse on the first anniversary of the grant and the restrictions on the remainder of the shares will lapse on the second anniversary of the grant provided that they remain an employee of the Company.

▪
At its April 2015 meeting, our Compensation Committee approved special restricted stock and restricted stock unit grants. The grant amounts were 20,514 restricted shares for our CFO, 20,514 restricted stock units for our President and General Manager, Turbo Systems and 16,413 restricted shares each for our President and General Manager, Morse Systems and our President and General Manager, Emissions Systems as detailed in the Summary Compensation Table on page 31 and the Grants of Plan-Based Awards on page 33. These special grants were made to help retain these key executives through a critical period of sustained growth and strategic evolution for our Company. The retention of these executives is important because of the impact that their departure would have upon the execution of the Company’s growth plan and its ongoing operations. Future compensation for these individuals under the Company’s compensation programs will be unaffected by these special grants as awards under those arrangements remain essential in driving profitable growth and stockholder value. The restrictions on one-third of these shares will lapse on the first, second and third anniversaries of these grants.

•
At its November 2015 meeting, subject to stockholder approval in April 2016 of an amendment to the BorgWarner Inc. 2014 Stock Incentive Plan (the “2014 Plan”) to add Relative Revenue Growth as a Performance Goal under the Plan as detailed on pages 44-48, the Compensation Committee modified the allocation of long term incentives for 2016. NEO three-year long term incentive awards in February 2016 will be one-third restricted shares, one-third performance shares using a relative total stockholder return performance measure and one-third performance shares using a relative revenue growth performance measure. The introduction of the Relative Revenue Growth metric recognizes the importance of revenue growth to the Company's long term strategy at this point in the Company's history. In addition, the use of this metric diversifies the reward opportunity provided under the long term incentives in consideration of market practice and the recommendation of the Compensation Committee's consultant, Pearl Meyer ("PM" or "Compensation Consultant"). The Company’s relative revenue growth will be determined as the three-year compound annual change in revenue, excluding the impact of changes in currency exchange rates and acquisition and divestiture activity, in excess of the three-year compound annual change in industry vehicle production, weighted to reflect the Company’s relative participation in the vehicle markets of the various regions of the world and the Company’s relative participation in the passenger car and commercial vehicle markets. The allocation of performance shares using a relative revenue growth performance measure is intended to motivate participants to meet the

Company’s challenging long-term growth plans. The emphasis on promoting relative revenue growth also incents the realization of current growth opportunities in areas such as the electrification trend in the automotive industry, supported by the recent acquisition of Remy, which will create stakeholder value in the long-term. Therefore, the Compensation Committee established, subject to the same stockholder approval of the Plan amendment, special performance share grants in February 2016 to the NEOs using relative revenue growth as the performance measure for 2016 and 2016-2017 performance periods. Performance shares earned under the proposed Relative Revenue Growth metric will be based upon the following performance matrix for the 2016 three-year long term incentive award as well as the special 2016 and 2016-2017 performance share grants:

Company's Percentage Change in Revenue above Weighted Percentage Change in Vehicle Production	Percent of Target Number of Performance Shares Earned
6% and above	200%
4%	100%
2%	50%
Less than 2%	0%

    The Compensation Committee and management also review current practices in executive compensation on a regular basis. As a result of this process, during 2015 the Compensation Committee and management adopted the BorgWarner Inc. Executive Incentive Plan ("EIP"), which was approved by stockholders. The EIP replaced the BorgWarner Inc. 2005 Executive Incentive Plan and is a permanent plan that allows the Compensation Committee to make awards to NEOs under the MIP that are intended to qualify as performance based compensation for purposes of tax deductibility under Section 162(m) of the Internal Revenue Code. In 2015, the EIP received approval from over 90% of the shares voted.

In 2015 the stockholders' advisory vote regarding the Company's executive compensation practices again supported those practices with approval by over 87% of the shares voted. The Compensation Committee believes that this affirms stockholders' support of the Company's approach to executive compensation. In light of those results, and the belief that the current compensation practices continue to motivate outstanding performance, the Compensation Committee did not fundamentally change compensation policies in 2015. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs. In recognition of a previous stockholder vote regarding the frequency of future advisory votes on executive compensation, such votes will continue to be held annually.

Our Compensation Committee and management continue to believe that the Company's pay practices and performance based philosophy are appropriate and effective. The Company's incentive compensation is related to performance over one-year and three-year horizons. Until recently, the Company's TSR over those time frames has typically been among the top of our Peer Group Companies and has generally outperformed the S&P 500. During the last few years when the Company's TSR has not performed as well, the compensation realized by our CEO and other NEOs has declined and has been reflective of that stock price performance.

Highlights of the Compensation Programs

Compensation Philosophy - The Company's executive compensation program is predominantly performance based, with approximately 75% of total compensation tied to short and long-term incentives, mainly driven by the creation of economic value and total stockholder return. While base compensation is targeted at the median of comparator companies, performance based compensation is targeted at the 65th percentile, with performance goals also set to the 65th percentile level. We believe that this philosophy has allowed us to attract and retain top talent and to motivate exceptional performance.

Base Salary - Base salary levels are targeted at the median of a comparator group of companies with which we compete for talent. We believe that targeting the median in setting base salary allows us to remain competitive for talent, while targeting slightly above median on performance based components of pay allows us to attract and retain top talent.

Short-Term Incentives (MIP) - Creating economic value for our stockholders is the foundation upon which we operate and is the focus of our annual incentive program.

Long-Term Incentives ("LTI") - The primary (two-thirds of the total value) compensation vehicle utilized under our LTI plan is performance shares. The performance measure utilized - TSR versus our industry peer group - provides an incentive for our executives to outperform our peers and drive maximum return to our stockholders. Under this design, target compensation is paid when 65th percentile performance is achieved over a three-year period as compared to our Peer Group Companies. The remaining one-third of our annual grants is comprised of restricted stock, which also incents and rewards executives to improve the long term stock value to stockholders. Both vehicles serve as retention tools as the grants fully vest after three years.

Stock Ownership - In further alignment with stockholders' interests, our executives are expected to hold a significant and sustained long-term personal equity interest in the Company. The CEO ownership guideline of three times average salary plus bonus for the prior three years equates to more than seven times annual base salary.

Compensation Philosophy

In 2015, our Compensation Committee maintained our underlying executive compensation objectives, which are to:

•	attract and retain the best possible global executive talent,

•	motivate our executives to achieve goals that support the Company's business strategy and goals (including growth and the creation of long term value) while not encouraging excessive risk taking,

•	link executives' and stockholders' interests through equity-based incentive plans, and

•	provide a compensation package that reflects individual performance as well as overall business results.

Our Compensation Committee performs a strategic review of our executive officers' compensation at least annually. During this review, our Compensation Committee evaluates our compensation philosophy and objectives to ensure that they continue to reflect our intention to pay for performance, our business strategies, competitive realities and our board's determination of what is in the best interests of stockholders. Our Compensation Committee then determines whether our compensation programs meet these objectives, provide adequate incentives and motivation to our executive officers and adequately compensate our executive officers relative to comparable officers at other companies with which we compete for executives. As part of this strategic review for 2015, our Compensation Committee determined the compensation of our 12 corporate officers including our CEO, CFO and the three other officers whose compensation is detailed in the Summary Compensation Table on page 31. For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than our CEO, our Compensation Committee considers recommendations from our CEO. At the request of the Compensation Committee, materials for Compensation Committee meetings were prepared by our Vice President, Human Resources, with assistance from the Compensation Consultant in 2015. Our Compensation Committee's strategic review for the upcoming plan year occurs annually in October during an extended meeting session. The Compensation Committee consults with our CEO during this session regarding the compensation of our officers other than the CEO.

Components of Compensation

The key elements of our executive compensation program are base salary, short-term incentives and long-term incentives. We strive to have each compensation element complement the others and reward the achievement of short-term and long-term business objectives. In 2015, the primary short-term incentive vehicle used was the MIP, and the primary long-term incentive vehicles were performance shares and restricted stock. In order to keep our compensation programs in alignment with our compensation objectives and our strategic business goals, and to meet changing economic conditions and competitive challenges and pressures, we maintain flexibility in the use of these plans and vehicles. Additionally, a limited number of executive benefits and perquisites are provided as identified on page 28.

Base Salary

Base salaries for our executives are established based on the scope of the executive's responsibilities, time in position and potential, the competitive market and internal equity.  When considering market competitive base salaries we target the median level among our comparator companies. Base salaries are reviewed annually, and adjusted as appropriate to realign salaries with market levels after taking into account changes in individual responsibilities, individual and business performance, and experience.

Short-Term Incentives

The MIP is our cash-based, annual incentive plan for executives.  The primary purposes of the MIP are to: (i) focus key managers on creating EV for the Company; (ii) reinforce teamwork and collaboration among key managers of the Company by measuring the management team at each business by the results they achieve together; (iii) deliver competitive awards for key managers; and (iv) attract and retain key managers by enabling participants in the MIP to share in the success of the Company.  Consequently, we use EV as our standard performance measure because we consider EV to be the foundation on which we operate and a very dynamic measure of how well we turn investments into increased stockholder value. It is based on our belief that a business can be financially strong in the long run only if it consistently earns enough to cover its operating cost and, at the same time, produces enough additional earnings to cover its cost of capital. We consider any amount that exceeds these requirements to be additional EV.

Although the MIP is an annual plan, due to the carryover feature described below, targets are established for three years at a time. The 2015 plan year was the third year under EV targets the Compensation Committee established at the end of 2012 for the 2013 - 2015 cycle.

Methodology. The formula used in the MIP is: EV = After Tax Operating Income minus (Average Operating Investment x Cost of Capital). We define “After Tax Operating Income” as income prior to interest and finance charges net of income taxes calculated at a fixed composite statutory rate. We define “Average Operating Investment” for each business as the sum of the assets employed in the business less operating liabilities such as accounts payable accruals and long-term liabilities other than debt. We define “Average Operating Investment” for the Company to be the sum of debt, noncontrolling interest, and stockholders equity less cash and cash equivalents and 1987 leveraged buy-out (“LBO”) related goodwill. We define “Cost of Capital” as the rate of return on capital invested required to fairly compensate debt and equity investors.

Actual performance under our MIP is measured annually from January 1 to December 31. Our Compensation Committee approves any earned MIP bonuses for any given fiscal year after review of the actual performance in relation to pre-established targets for that fiscal year. Bonuses are typically paid in a single installment in the first quarter following the completion of a given fiscal year.  Although annual bonuses currently depend primarily on the achievement of EV objectives, our Compensation Committee may adjust bonus measures and awards based on other financial or non-financial measures that it believes will benefit long-term stockholder value.

We require each of our businesses to increase its economic value annually in order to receive above threshold levels of payout. Accordingly, a range of performance expectations (Threshold, Target and Maximum) is recommended by management and reviewed and approved by our Compensation Committee, three years at a time, for our Company and each of our businesses. At the time the performance expectations are established, there is substantial uncertainty as to whether they will be met.  Generally, the Threshold for each of the three years is established at a level that is equal to the EV achieved in the last year of the preceding three year period.  In each of the second and third years of the three-year cycle, the Threshold value remains constant and the Target and Maximum values are adjusted upward each year by a percentage of the operating investment (“OI”) at the beginning of the three year cycle.

Our Compensation Committee determined that for the 2013-2015 cycle the following EV-based performance objectives represented realistic stretch goals that were calibrated to motivate continued excellent performance and delivery of stockholder value.  This plan also addresses overall competitiveness of compensation, which is critical to attraction and retention of talent.

2013 - 2015 Cycle EV Levels

	2013	2014	2015
Threshold	Base EV	Base EV	Base EV
Target	Base + 0.5% of OI	Base + 1% of OI	Base + 1.5% of OI
Maximum	Base + 1% of OI	Base + 2% of OI	Base + 3% of OI

Because the performance objectives under our MIP are determined three years at a time, our MIP challenges our executives and compels our key managers to find ways to generate and sustain economic growth over an extended period.

In order to encourage longer-term perspective in decision-making while continuing to reward participants for the achievement of annual goals, our MIP includes a “Carryover Bonus” feature that allows participants to earn, over the following two-year period, any MIP bonus opportunity (up to specified maximum limits) that was not attained during the current plan year. Thus, if the Maximum bonus opportunity is not earned in a given year, then the amount of the shortfall can be earned over the next two years (50% each year) by achieving results each year that are higher than the prior year.  No Carryover Bonus from a prior year is earned if the Threshold level of performance for the current year is not achieved. For example, if an individual was part of a business that achieved results at Threshold in year one, that individual would carry over the lost dollar opportunity between Threshold and Maximum into years two and three (50% each year).  If in year two that individual's business achieved Maximum results, he would be paid 50% of that lost opportunity from year one.  If in the subsequent year three, his business performance was below Threshold, he would lose the other 50% of the original carryover from year one.  Because the carryover opportunity is available in addition to the basic bonus opportunity for the next two years, in a given year, the Carryover Bonus from prior years may increase the annual bonus opportunity of the executive officers above the regular target levels.

Bonus Opportunity. Based on our compensation philosophy, in November 2014, for the 2015 plan year, our Compensation Committee approved Target bonus opportunities ranging from 75% to 145% of base salary for our NEOs.  (See Grants of Plan-Based Awards table on page 33.) Our NEOs receive 50% of the Target opportunity for achieving Threshold performance and 200% of the Target opportunity for achieving Maximum performance or above.  Results in between these levels are interpolated.  In November 2015, our Compensation Committee approved the Target bonus opportunities for our executive officers for 2016.  These Target bonus opportunities range from 75% to 150% of base salary for our NEOs. In order to place greater importance on financial performance-based compensation, the Target bonus opportunities generally reflect the approximated 65th percentile of annual bonus levels for similar positions in the Comparator Group. The final bonus amounts paid, if any, are determined by our Compensation Committee based on achievement of the performance measures.

The bonus opportunity for each NEO is further defined by business, segment and Corporate results as applicable.  The Compensation Committee's objective for the Presidents is to assign the largest percentage of the bonus opportunity to the individual segment or business for which the executive has responsibility, while also promoting collaboration within and between segments.

For our NEOs, the 2015 bonus opportunities were weighted as follows:

	BorgWarner Inc.	Segment	Business
J. Verrier, President & CEO	100%
R. Hundzinski, VP & CFO	100%
F. Lissalde, President & GM, Turbo Systems	20%	20%	60%
J. Fadool, President & GM, Morse Systems	20%	20%	60%
B. Ericson, President & GM, Emissions Systems	20%	20%	60%

Long-Term Incentives

We believe that long-term performance is driven through an ownership culture that rewards our executives for the maximization of long-term stockholder value. Our long-term incentive plans have been established and operated to provide certain of our employees, including our NEOs, with appropriate incentives to align their interests with the interests of our stockholders. In order to strengthen this alignment and provide our executives the opportunity for above market compensation when our stockholders are similarly rewarded, long-term incentive compensation levels are targeted at the 65th percentile of the market level. Furthermore, our stock compensation plans provide a method for our NEOs to acquire equity interests in our Company and comply with our stock ownership guidelines.

Stock Incentive Plan. All long-term incentive grants awarded in 2015 (two-thirds performance shares and one-third restricted stock) were awarded under the 2014 Plan. Although the 2014 Plan provides for the use of a variety of equity-related vehicles, our Compensation Committee determined in 2015 to rely primarily on grants of restricted stock and performance shares in order to motivate, reward and retain executives for growth in total stockholder return as compared to our industry (in the case of performance shares) and growth in the Company's stock price (in the case of restricted stock and performance shares).

As discussed above, the target awards (in dollars) for our executives are typically based on the 65th percentile market value for achievement of 65th percentile performance. Target awards reflect the responsibility of each NEO, with grant sizes (in shares) based on a valuation methodology calculated by the Compensation Consultant as defined on page 27.  This methodology is the same one used by the Compensation Consultant in its market study to value equity compensation consistently between companies.

In 2015, two-thirds of total value of the target long-term incentive opportunity was delivered through performance shares and one-third of total value was delivered through restricted stock for our continuing NEOs. Due to the significant challenges in the automotive industry, our Compensation Committee determined to place greater emphasis on performance shares. This long-term incentive vehicle provides a more direct comparison of our longer term performance to the longer term performance of our peers within our industry, while firmly aligning our executives' interests with the interests of our stockholders (see further discussion of the performance shares below).

Performance Shares.  Annual grants of performance shares are designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against a peer group of companies in terms of TSR. A listing of the Peer Group Companies can be found on page 26.  Our Compensation Committee reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance. When granted, each performance share represents one share of common stock.  In order for participants to earn a target award, the performance of our common stock must be at the 65th percentile of the TSR performance of the Peer Group Companies over a three-year period. The value of the payout at the end of the three-year performance period is based on both the TSR performance and the stock price at the end of the period. This provides an additional link to stockholder value.

A new performance period begins each January 1 and ends three years later on December 31. As a result, in any given year up to three performance periods overlap.

The target award is determined at the beginning of the performance period. The award is expressed in terms of performance shares.  Our Compensation Committee established a methodology for determining the stock price to be used for converting the target dollar amount to a specific number of shares.  This was established in order to provide consistency in the method of determining the stock price to be used from year to year.  The methodology uses the average closing price of the Company's common stock for the last five trading days of the year preceding the date of grant, which coincides with the end of the prior performance period. The actual shares awarded for 2015 are detailed on page 33 in the Grants of Plan-Based Awards table. The final value of each performance share will be determined only after the close of the performance period. There is no annual vesting of the target awards under this plan.

For grants made in 2015, the actual number of performance shares earned at the time of payout ranges from 0% to a maximum of 200% of target, depending on our TSR performance at the end of the three-year period. For grants made in 2014 and 2015, the Compensation Committee changed the methodology used for comparing the Company's TSR to the TSR of the Peer Group Companies. The Company's TSR will be ranked among the TSR of the Peer Group Companies and the Company's percentile ranking will determine the payout percentage at the end of the three-year performance period. Previously, the payout percentage was determined by comparing the Company's TSR to the market capitalization weighted average TSR of the Peer Group Companies. The actual number of performance shares paid at the end of the three-year period will be determined based on the following scale.

Performance Share TSR Performance/Payout Table

BorgWarner's Percentile Rank	Percent of Target Number of Performance Shares Earned
Below 25th percentile	0.000%
25th percentile	25.000%
35th percentile	43.750%
50th percentile	71.875%
65th percentile	100.000%
75th percentile	140.000%
90th percentile and above	200.000%

For example, if the Company's TSR is at the 50th percentile of the Peer Group Companies it would result in 71.875% of the target number of shares awarded to be paid. Interpolation is used to determine the percent of performance shares when our percentile rank does not fall directly on one of the ranks listed above.

The Peer Group Companies for the performance share grants includes publicly traded companies in the automotive supplier industry with at least $1 billion in annual sales. This group was selected because we compete with these companies for stockholder investment dollars. The Compensation Committee considers a different group of companies for compensation benchmarking purposes as described on page 27. For the performance periods from January 1, 2013 to December 31, 2015, the Peer Group Companies included the following companies:

American Axle & Manufacturing Holdings, Inc.	Gentex Corporation	Tenneco Inc.
Autoliv, Inc.	Johnson Controls, Inc.	TRW Automotive Holdings Corp.
Dana Holding Corporation	Lear Corporation	Visteon Corporation
Delphi Automotive PLC	Magna International Inc.

At its February 2014 meeting, our Compensation Committee approved a change in the method by which the Peer Group Companies would be selected. The peer group for the January 1, 2014 to December 31, 2016 performance period and subsequent performance periods will be the companies that are part of the Dow Jones U. S. Auto Parts Index as of the December 31 preceding the beginning of the performance period. For the January 1, 2014 to December 31, 2016 this change resulted in the removal of American Axle & Manufacturing Holdings, Inc. and Magna International Inc. from the Peer Group Companies and the addition of Genuine Parts Co., LKQ Corp. and Wabco Holdings Inc. to the Peer Group Companies.

Our Board of Directors reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance in the automotive supply industry.

Payment of earned performance shares is made in stock in order to facilitate ownership of our common stock by our executives. The shares of stock are typically delivered shortly after our Compensation Committee certifies the results, which has traditionally occurred during the first quarter after the three-year cycle has ended.

Restricted Stock and Stock Units. The granting of restricted stock and stock units in the overall executive compensation package serves multiple purposes. They incent and reward executives for improving the long term stock value to stockholders and are retention tools. In 2015, restricted stock was granted in February to our continuing executives based in the U.S., as has been our traditional practice. Generally, restrictions on one-half of the shares granted will lapse on the second anniversary of the grant and the restrictions on the remainder of the shares granted will lapse on the third anniversary of the grant provided that the recipient is still employed by the Company. Our executives based outside the U.S. received stock units instead of restricted stock grants in February 2015. Stock units are utilized outside the U.S. in order to provide similar tax treatment to the recipients as restricted stock provides for U.S. executives. One-half of the stock units granted will vest on the second anniversary of the grant and the remaining one-half will vest on the third anniversary of the grant, provided that the recipient is still employed with the Company. Prior to vesting, the recipient has no rights as a stockholder associated with the stock units.

Compensation Benchmarking

Our Compensation Committee believes that benchmarking is a useful tool because it is a reflection of the market in which we compete for talent and provides credibility for our compensation programs with our employees and stockholders. However, benchmarking is not the only criterion used in compensation decisions.  Other factors such as internal equity, individual and business performance, retention, and the degree of alignment between job duties of the incumbent with the benchmark job description are also considered.  For example, in instances where an executive officer is uniquely key to our success, our Compensation Committee may provide compensation in excess of these benchmarks.

Our Compensation Committee annually engages an independent executive compensation consultant. For 2015, PM was selected. The Compensation Committee has the sole authority to approve PM's fees and terms of the engagement. The Compensation Committee annually reviews its relationship with PM to ensure executive compensation consulting independence. The process includes consideration of the factors impacting independence that New York Stock Exchange rules require. The consultant performs no other services for the Company or management.

The Compensation Consultant compares the total compensation levels (including base salary, annual bonus, and long-term incentives) for our executive officers to the compensation practices of a comparator group (“Comparator Group”) with whom we compete for talent. Our Compensation Committee has established that the Comparator Group used for benchmarking executive officer compensation should, generally, include companies with revenues between $2 billion and $20 billion in the automotive, transportation and general industrial sectors. One of the companies, Johnson Controls Inc., has revenues in excess of $20 billion but is included because it is an industry comparator and is included in the Peer Group Companies used for TSR purposes. For 2015 Delphi Automotive PLC, Genuine Parts Co., Lear Corporation and Visteon Corporation were added to the Comparator Group in order to increase the number of Peer Group Companies in the Comparator Group. The group used for establishing 2015 compensation levels consisted of the following companies:

American Axle & Manufacturing Holdings, Inc.	ITT Corporation
AMSTED Industries, Inc.	Johnson Controls, Inc.
BAE Systems, Inc.	Kennametal Inc.
Ball Corporation	Lear Corporation
Brunswick Corporation	Meritor, Inc.
Cooper-Standard Holdings Inc.	Navistar International Corp.
Cummins Inc.	PACCAR Inc.
Daimler Trucks North America LLC	Parker Hannifin Corporation
Dana Holding Corporation	Polaris Industries Inc.
Delphi Automotive PLC	Praxair, Inc.
Denso International America, Inc.	Robert Bosch Corporation
Donaldson Company, Inc.	The Sherwin-Williams Company
Dover Corporation	Tenneco Inc.
Eastman Chemical Co.	The Timken Company
Eaton Corporation	TRW Automotive Holdings Corp.
Federal-Mogul Corporation	Valmont Industries, Inc.
Genuine Parts Co.	Visteon Corporation
Harley-Davidson, Inc.	Worthington Industries, Inc.
Illinois Tool Works Inc.

Due to differences in size among the comparator companies, regression analysis was used to normalize the survey results to better reflect the size of our Company relative to that of the comparator companies.

Use of Tally Sheets

Tally sheets prepared by management set forth the amount of all components of each executive's current compensation including base salary, annual incentive compensation, long-term equity incentive compensation and retirement benefits, and a historical review of prior long-term incentive grants. In October 2015, the Compensation Committee reviewed compensation tally sheets for each executive officer, including the NEOs. The tally sheets also provide a summary of the potential payouts and benefits upon various termination events. The elements and calculations reviewed are substantially similar to the information provided for each NEO in Potential Payments Upon Termination or Change of Control on pages 41 and 42. The Compensation Committee reviews updated tally sheets on an annual basis.

Executive Benefits and Perquisites

General. Our NEOs are eligible to participate in all of our employee benefit plans (such as medical, dental and vision care plans; flexible spending accounts for health care; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a defined contribution retirement plan including a 401(k) feature; and paid vacation), on the same basis as our other employees. The retirement plans described on pages 38-40 are provided to all employees and executives in order to permit them to accumulate funds for retirement and to provide a competitive retirement package as compared to other companies. Our benefit plans outside the U.S. are generally consistent with local practices.

An executive benefit available to our U.S.-based NEOs in 2015 was the BorgWarner Inc. Retirement Savings Excess Benefit Plan (“Excess Plan”). This is the same plan generally available to U.S.-based employees who exceed the limits under the qualified BorgWarner Inc. Retirement Savings Plan ("RSP") within the year.  All of our U.S.-based NEOs received Company contributions under the Excess Plan in 2015.  See further descriptions of this plan on pages 39 and 40 under the Non-Qualified Deferred Compensation section.

The benefits and perquisites we provide our executives are currently at or below median competitive levels for comparable companies. Executive perquisites for the U.S.-based NEOs are limited to a taxable annual perquisite allowance in lieu of awarding individual perquisites such as a company vehicle and financial planning service. No tax gross-ups are provided on benefits or perquisites. A lower perquisite allowance is paid to the President & GM Turbo Systems who is based in Germany and is provided a Company leased vehicle consistent with market practice in Germany. Our NEOs are also eligible for an annual executive physical.

Pension Benefits.  Except as described in the Pension Benefits table below on page 38, none of our NEOs participate in or have account balances in any of the qualified or non-qualified defined benefit pension plans sponsored by us.

Potential Payments Upon Termination or Change of Control

Change of Control Employment Agreements.  We have entered into Change of Control Employment Agreements (the “Change of Control Agreements”) with each of our NEOs and 16 other executives. In establishing the Change of Control ("COC") Agreements, our Board of Directors determined that it is in the best interests of the Company and its stockholders (i) to assure that we maintain the continued dedication of our NEOs in the event of the possibility or occurrence of a COC, and (ii) to diminish the inevitable distraction of our NEOs by virtue of the personal uncertainties and risks created by a pending or threatened COC by agreeing to provide two to three years of compensation (depending on position) if the executive's employment is terminated as a result of a COC. See pages 41 and 42 for further details of the COC Agreements for our NEOs. In order to reflect evolving trends in executive compensation and governance, following consideration of the recommendation of management, our Board of Directors approved changes to the standard COC Agreement. These changes, which apply to all COC Agreements issued beginning in 2009, (i) eliminate the excise tax gross-up provisions, (ii) condition the receipt of certain benefits in the event of a COC on the execution of a non-compete agreement with the executive and (iii) incorporate a clause that allows an executive to forego a portion of benefits in the event that the excise tax would otherwise be triggered. All of our NEOs are covered by the revised Change of Control Agreement.

Severance Benefits. Each of our U.S.-based NEOs is eligible for severance benefits under the BorgWarner Inc. Transitional Income Plan (“TIP”). The TIP was established to provide some financial protection to all U.S. salaried employees in the event that their employment is terminated for reasons beyond their control. The TIP benefit includes a lump sum payment that is based on salary level and length of service (with a maximum benefit of 26 weeks of base salary, adjusted for unemployment benefits) and medical coverage. In no event would a U.S.-based NEO receive a payment under both the COC Agreement and the TIP.

Stock Ownership Guidelines

In order to promote equity ownership and align the interests of management and our stockholders, we have established stock ownership guidelines that outline our expectations for our executives to hold a significant and sustained long-term personal financial interest in the Company. Our stock ownership guidelines, which apply to all of our officers including our NEOs, are as follows:

Position	Stock Ownership Guideline
CEO	Three times average salary plus target bonus for prior three years
CFO and Presidents	Two times average salary plus target bonus for prior three years

The CEO ownership guideline equates to more than seven times the annual base salary.

Each of our NEOs is expected to fulfill this goal within five years after his or her appointment as an officer. Moreover, enough stock must be secured during each of the first five years to demonstrate progress toward fulfilling the goal by year five. Our Compensation Committee reviews the ownership level for our CEO and all other persons covered under this guideline each year. Our Board of Directors reserves the right to determine what action will be taken if a covered individual does not meet the expected ownership guidelines and per the policy adjust its applicability in extenuating circumstances. All of our NEOs met the expected stock ownership guidelines in 2015.

Our Insider Trading and Confidentiality Policy prohibits our directors and employees from engaging in any transaction involving a put, call or other option on BorgWarner securities, from selling any BorgWarner securities he or she does not own (i.e., “selling short”) and from pledging any BorgWarner securities as collateral to secure personal loans or other obligations.
Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code (“IRC”) generally limits to $1 million the U.S. federal deductibility of compensation paid in one year to certain “covered employees” of a publicly held corporation (generally, our CEO and our next three most highly compensated executive officers, other than the CFO, in the year that the compensation is paid). However, performance-based compensation generally is not subject to the limits on deductibility so long as it meets certain requirements. Our compensation plans are intended to allow our Compensation Committee to pay compensation that may qualify as performance-based compensation within the meaning of Section 162(m).

Our Compensation Committee, which is comprised solely of “outside directors” for purposes of Section 162(m), strives to provide our NEOs with compensation programs that are intended to preserve the tax deductibility of compensation paid by the Company, consistent with our strategic business goals and other compensation objectives. Our Compensation Committee believes that stockholder interests are best served by compensation programs that attract, retain and reward the executive talent necessary for our success. Accordingly, the Compensation Committee has discretion and flexibility in structuring our compensation programs, and, in any year, may authorize compensation that is not fully deductible under Section 162(m) if it believes such compensation will enable us to better achieve our strategic business goals, promote the interests of our stockholders and meet compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Jere A. Drummond, Chairman
Jan Carlson
Vicki L. Sato
Thomas T. Stallkamp

The Compensation Committee Report does not constitute soliciting material.  It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the voting members of our Compensation Committee were Jere A. Drummond, Chairman, Jan Carlson, Vicki L. Sato and Thomas T. Stallkamp. None of these persons was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries. None of these persons has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee or the Company's Board of Directors. No executive officer of the Company served as a director of another entity, or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of such other entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan (2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
James R. Verrier	2015	1,150,000	—	12,136,267	3,480,000	(21,699)	676,064	17,420,632
President and Chief	2014	967,500	—	5,872,638	2,600,000	37,175	527,917	10,005,230
Executive Officer	2013	870,000	—	4,849,270	2,088,000	18,918	320,368	8,146,556

Ronald T. Hundzinski	2015	612,250	—	4,167,731	1,276,000	—	240,477	6,296,458
Vice President and Chief	2014	526,250	—	1,526,659	1,016,500	—	199,792	3,269,201
Financial Officer	2013	500,000	—	1,310,501	900,000	—	157,553	2,868,054

Frederic B. Lissalde (3)	2015	577,369	—	2,643,784	978,856	—	400,923	4,600,932
Vice President and President	2014	657,188	—	1,174,725	1,131,350	—	410,293	3,373,556
and General Manager,	2013	594,840	—	865,000	900,357	—	304,891	2,665,088
Turbo Systems
Joseph F. Fadool (4)	2015	416,250	—	1,950,001	620,806	—	558,268	3,545,325
Vice President and President
and General Manager,
Morse Systems
Brady D. Ericson (4)	2015	415,000	—	1,950,001	620,806	—	169,539	3,155,346
Vice President and President
and General Manager,
Emissions Systems

(1) The aggregate values in column (e) reported for 2015, 2014, and 2013 represent the grant date fair market value ("FMV") of the awards noted in the Grants of Plan-Based Awards Table. Assuming maximum performance levels are achieved for the 2015-2017 Performance Share Plan, the maximum value of all stock awards granted would be $17,659,927 for Mr. Verrier, $5,493,641 for Mr. Hundzinski, $3,616,504 for Mr. Lissalde, $2,610,061 for Mr. Fadool, and $2,610,061 for Mr. Ericson, based on FMV at the time of grant.
(2) The values in column (f) reflect payments made under the MIP, including Carryover Bonus payments. The 2015, 2014, and 2013 plan year payouts paid in the following February, do not include any Carryover Bonus payment as there was no Carryover to be earned from prior plan years.
(3) 2015 compensation reported for Mr. Lissalde is converted to U.S. Dollars using an exchange rate of 1 Euro= 1.113 USD, which is a periodic average rate for 2015.
(4) Mr. Fadool and Mr. Ericson were not NEOs in 2014 or 2013, therefore no data is reflected for those years.

All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our NEOs. All of our NEOs exceeded the aggregate threshold of $10,000 for perquisites and personal benefits. The chart below indicates the amount in each category for each of our NEOs:

Name	Perquisite Allowance ($)	Personal Use of Leased Vehicle ($)	Personal Use of Company Aircraft ($)	Registrant Contributions to Defined Contribution Plans (1) ($)	Value of Dividends on Unvested Shares of Stock ($)	French Benefit Allowance ($)	Relocation Cost ($)	Other ($)	Total of All Other Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R, Verrier	50,000	—	788	537,233	88,043	—	—	—	676,064

Ronald T. Hundzinski	35,000	—	926	174,423	30,128	—	—	—	240,477

Frederic B. Lissalde (2)(3)(4)	14,171	55,201	—	—	17,152	160,272	153,968	159	400,923

Joseph F.Fadool (5)(6)	16,800	20,550	—	108,373	13,155	—	271,964	127,426	558,268

Brady D. Ericson	30,000	—	—	126,525	13,014	—	—	—	169,539

(1) Amounts credited by the Company on behalf of its Named Executive officers during 2015 pursuant to the provisions of the RSP and the Excess Plan.
(2) Mr. Lissalde is a French national working in Germany and receives a Benefit Allowance to enable him to maintain coverage in the French Social Benefit System.
(3) The Relocation Cost amount relates to tax equalization payments, tax preparation support and language lessons.
(4) 2015 compensation reported for Mr. Lissalde is converted to U.S. Dollars using an exchange rate of 1 Euro= 1.113 USD, which is a periodic average rate for 2015.
(5) The Relocation Cost amount relates to costs associated with Mr. Fadool's international assignment in Italy.
(6) Other includes tax payments associated with Mr. Fadool's international assignment.

Grants of Plan-Based Awards

The following table summarizes the grants of equity and non-equity plan awards to our NEOs in 2015:

		Estimated Possible Payout Under			Estimated Future Payout Under			All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James R. Verrier		870,000	1,740,000	3,480,000
	2/10/2015 (2)				23,850	95,400	190,800				5,523,660
	2/10/2015 (3)							41,616	—	—	2,395,625
	2/10/2015 (4)							73,256	—	—	4,216,982

Ronald T. Hundzinski		319,000	638,000	1,276,000
	2/10/2015 (2)				5,725	22,900	45,800				1,325,910
	2/10/2015 (3)							9,984	—	—	574,729
	2/10/2015 (4)							17,670	—	—	1,017,174
	4/28/2015 (5)							20,514	—	—	1,249,918

Frederic B. Lissalde (6)		248,338	496,676	993,353
	2/10/2015 (2)				4,200	16,800	33,600				972,720
	2/10/2015 (3)							7,316	—	—	421,146
	4/28/2015 (5)							20,514	—	—	1,249,918

Joseph F. Fadool		157,500	315,000	630,000
	2/10/2015 (2)				2,850	11,400	22,800				660,060
	2/10/2015 (3)							5,036	—	—	289,897
	4/28/2015 (5)							16,413	—	—	1,000,044

Brady D. Ericson		157,500	315,000	630,000
	2/10/2015 (2)				2,850	11,400	22,800				660,060
	2/10/2015 (3)							5,036	—	—	289,897
	4/28/2015 (5)							16,413	—	—	1,000,044

(1) 2015 bonus opportunity under the MIP. Estimated possible payout levels do not reflect carryover opportunities for the prior years.
(2) 2015 Performance Share Grant: Value of grant = number of target shares times the closing stock price on grant date of $57.90.

(3) 2015 Restricted Stock Grant: Granted same day as approved by the Compensation Committee of the Board of Directors. The shares will vest 50% on the second anniversary of the grant date and 100% on the third anniversary of the grant date. FMV at grant date = number of restricted shares times the average of the high and low stock price on February 10, 2015 of $57.565 in accordance with ASC Topic 718.
(4) Additional 2015 Restricted Stock Grant provided to Mr. Verrier and Mr. Hundzinski to recognize additional long term incentive grants which should have been provided when they were promoted to their current positions consistent with past parctice: Granted same day as approved by the Compensation Committee of the Board of Directors. The shares will vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date. FMV at grant date = number of restricted shares times the average of the high and low stock price on February 10, 2015 of $57.565 in accordance with ASC Topic 718.
(5) Additional 2015 Restricted Stock Grant provided to Mr. Hundzinski, Mr. Lissalde, Mr. Fadool and Mr. Ericson to help retain these key executives through a critical period of growth and strategic evolution for the Company: Granted same day as approved by the Compensation Committee of the Board of Directors. The shares will vest one-third on the first, second, and third anniversary of the grant date. FMV at grant date = number of restricted shares times the average of the high and low stock price on April 28, 2015 of $60.93 in accordance with ASC Topic 718.
(6) Mr. Lissalde's Non- Equity Incentive Plan threshold, target and maximum payout values are converted to U.S. Dollars using an exchange rate of 1 Euro = 1.113 USD, which is a periodic average rate for 2015.

The equity awards reflected in the Grants of Plan-Based Awards table are granted under the 2014 Plan. Further details regarding our incentive plans can be found in our Compensation Discussion and Analysis on pages 23-27.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes all equity awards to our NEOs that remain either unexercised and/or unvested as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. Verrier						169,842	7,342,270
	—	—	—	—	—			42,825	1,851,325

Ronald T. Hundzinski	28,000	—	—	17.47	02/06/2017
						62,849	2,716,962
								10,650	460,400

Frederic B. Lissalde						38,371	1,658,778
	—	—	—	—	—			8,000	345,840

Joseph F. Fadool
						29,600	1,279,608
	—	—	—	—	—			5,500	237,765

Brady D. Ericson	16,240	—	—	17.47	02/06/2017
						29,326	1,267,763
	—	—	—	—	—			5,500	237,765

(1) The stock options noted with an expiration date of 2017 are fully vested.
(2) The values in column (g) represent the number of restricted shares of stock and/or stock units granted in 2013, 2014, and 2015 plus reinvested dividends and/or dividend equivalents. The dollar value in column (h) is calculated using the closing stock price on December 31, 2015 of $43.23 per share.
(3) The values of columns (i) and (j) are comprised of performance share grants made under the 2014 Plan and the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan ("the 2004 Plan") , issued for the performance periods of 2014-2016 and 2015-2017. Column (i) represents the lowest potential payout of 25% of target for all outstanding unearned performance shares that would be paid out at the end of each performance period. This payout level is shown because actual performance over the most recent period was at 0% of the target level. Column (j) represents the number of performance shares in column (i) times the closing stock price of $43.23 on December 31, 2015. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on pages 25-26; and (ii) the FMV of stock, as defined in the 2014 Plan and the 2004 Plan.

All outstanding stock option grants to officers and employees since 2000 had exercise periods of one year in the case of involuntary separations (without cause) and death, and three years in the case of retirement and disability. In July 2009, management recommended and our Compensation Committee approved the extension of these exercise periods as a tool to encourage retirement for some individuals and to ease the transition of employees who were subject to involuntary reductions. Therefore, the exercise period for all vested and unexercised 2001 - 2007 stock options granted to directors, officers and employees who leave the Company due to involuntary termination (without cause) or death between January 1, 2009 and December 31, 2010 or due to retirement or disability on or after January 1, 2009 has been extended to three years (or the end of the ten-year term of option, whichever is shorter) for involuntary terminations (without cause) and death and the full remaining term of the option in the case of retirement and disability. The original strike price of the grants and the original term of the options (10 years) did not change. The provisions of the 2014 Plan allow our Compensation Committee the flexibility to establish the exercise period applicable to any future stock option grants.

If an option-holder incurs a termination of employment due to cause, any stock options held by the option-holder will terminate. If termination of employment is voluntary and without cause, any vested and unexercised stock options may be exercised for a period of five business days from the date of termination or until expiration of the stock option, whichever period is shorter.

In the event of a COC, during the 60-day period from and after a COC, our Compensation Committee may allow the option-holder to surrender all or part of his or her options to the Company and receive a cash payment equal to the difference between the COC price and the exercise price of the option, less appropriate tax withholdings. However, if the COC is within six months of the date of grant to an officer or director subject to Section 16(b) of the Exchange Act, then the option-holder is unable to elect to receive a cash payment until after six months from the date of grant.

Regarding adjustments to shares, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock or other change in corporate structure affecting the stock, our Compensation Committee or our Board of Directors shall make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may be necessary to avoid dilution.
Option Exercises and Stock Vested

The following table summarizes all option exercises and stock vestings by our NEOs during 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
James R. Verrier	—	—	25,665	1,537,833

Ronald T. Hundzinski	—	—	10,014	597,593

Frederic B. Lissalde	—	—	6,713	399,290

Joseph F. Fadool	—	—	6,110	363,415

Brady D. Ericson	—	—	5,843	347,319

(1) Number of "shares" disclosed in column (d) represents the total number of shares of restricted stock granted in 2012 whose restrictions lapsed in 2015, and the total number of shares of restricted stock granted in 2013 whose restrictions lapsed in 2015. No performance shares were earned for the 2013-2015 performance period that would be paid in 2016.
(2) Amount in column (e) is equal to the FMV of the shares of restricted stock granted in 2012 that lapsed and were paid in 2015, and the FMV of the shares of restricted stock granted in 2013 that lapsed and were paid in 2015.

As previously stated in the Compensation Discussion and Analysis, the granting of performance shares is designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against its Peer Group Companies in TSR. At the end of the 2013 to 2015 performance period, the Company's TSR was below the 25th percentile relative to the Peer Group Companies' TSR; therefore, no performance shares were earned for this period (see page 26 for listing of Peer Group Companies).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payment During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James R. Verrier	The BorgWarner Pension Plan	6.4	179,271	—

Ronald T. Hundzinski		—	—	—

Frederic B. Lissalde		—	—	—

Joseph F. Fadool		—	—	—

Brady D. Ericson		—	—	—

(1) Converted from U.K. Pound to U.S. Dollar using an exchange rate of 1 Pound= 1.4736 US Dollar, which is the rate as of December 31, 2015.

Our U.S.-based NEOs are eligible to participate in the RSP. This plan, which is available to all U.S. salaried and hourly employees, allows our NEOs to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two primary components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company makes a contribution to the employee's account each pay period based on years of service and eligible pay. For the majority of employees, including our NEOs, this ranges from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 28% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the IRC). The Company matches 100% of the first 3% of the employee's pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed. The first 3% of compensation contributed to the Company Retirement Account vests immediately and any other employer contributions vest 100% after three years of service.

Mr. Verrier participated in the BorgWarner Pension Plan while working for the Company in the United Kingdom from 1989 to 1996. The plan, which was frozen to additional benefit accruals as of April 1, 2007, was a contributory defined benefit pension plan with a normal retirement age of 65. Participants earned 1/60th of the average of their highest three consecutive years of gross earnings out of their last ten years of gross earnings for each year of credited service under the plan. Deferred pensions are increased annually for inflation up to a maximum of 5% per year. A similar inflation adjustment is applied once pension payments begin.

The present value of Accumulated Pension Benefits as of December 31, 2015 for Mr. Verrier is calculated using the following assumptions:

•	Mortality: Based on UK Self Administered Pension Scheme table, with allowance for future mortality improvements

•	Discount Rate: 3.84%

•	Assumed Retirement Age: 60

•	Assumed Inflation: 3.25%

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during 2015.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Verrier
(1)	—	505,983	(22,083)	—	1,797,261

Ronald T. Hundzinski
(1)	—	150,013	(3,127)	—	597,070

Frederic B. Lissalde
(1)	—	—	—	—	—

Joseph F. Fadool
(1)	—	83,463	(11,421)	—	354,797

Brady D. Ericson
(1)	—	100,525	(27,871)	—	482,798
(2)	—	—	(2,564)	—	128,245

(1) Excess Plan
(2) Deferred Compensation Plan. No deferred compensation elections were made by Named Executive Officers for fiscal year 2015 as the plan is closed.

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the RSP by IRC provisions. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP. Distributions are made following a participant's separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days of participant's separation from service and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant's separation from service occurs. No in-service withdrawals or loans are available.

Due to significant restrictions placed on deferred compensation by IRC Section 409A and the low participation rates in our plan, management recommended and our board approved freezing the Deferred Compensation Plan as of December 31, 2008. Current balances remain in the plan but no future elections will be allowed. Distribution options include a single lump sum or quarterly payments over a term of 5 or 10 years.

Excess Plan balances are invested in the same investment choices that are selected by the participants under the RSP.  As the Excess Plan is unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these investments. The funds available and their annual rate of return for the calendar year ended December 31, 2015 as reported by the plan administrator are as follows:

BorgWarner Stock Units	(20.52)%
PNC Small Cap Fund	4.78%
Northern Trust EAFE Index Fund	(8.54)%
Vanguard Mid Cap Index Fund, Inst	(1.33)%
Northern Trust S&P 500 Index Fund - Non Lending - Tier 2	(0.64)%
Northern Trust Focus 2010 Fund	(0.56)%
Northern Trust Focus 2015 Fund	(0.94)%
Northern Trust Focus 2020 Fund	(1.34)%
Northern Trust Focus 2025 Fund	(1.72)%
Northern Trust Focus 2030 Fund	(2.16)%
Northern Trust Focus 2035 Fund	(2.57)%
Northern Trust Focus 2040 Fund	(3.03)%
Northern Trust Focus 2045 Fund	(3.02)%
Northern Trust Focus 2050 Fund	(3.03)%
Northern Trust Focus 2055 Fund	(3.00)%
Northern Trust Focus 2060 Fund	(3.00)%
Northern Trust Focus Income Fund	(0.17)%
Northern Trust Collective Aggregate Bond Index Fund	0.52%
T. Rowe Price Stable Value Common Trust Fund - Schedule N	2.20%

Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our NEOs under certain COC related events. The calculations assume each NEO's employment is terminated on December 31, 2015. For purposes of the calculations, the closing stock price on the last business day of 2015 ($43.23) was used to determine the vested market value of restricted stock.

	Payment Triggering Events in Connection with a COC
		Involuntary Termination		Voluntary Termination
Name	COC Only ($)	With Cause ($)	Without Cause (1) ($)	With Good Reason (1) ($)	Without Good Reason (2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Verrier	—	—	20,718,792	20,718,792	10,904,508

Ronald T. Hundzinski	—	—	8,328,053	8,328,053	3,614,705

Frederic B. Lissalde	—	—	7,267,525	7,267,525	2,338,887

Joseph F. Fadool	—	—	5,080,167	5,080,167	1,749,288

Brady D. Ericson	—	—	5,170,513	5,170,513	1,737,529

(1) For all Named Executive Officers, includes cash severance payment based on three times the average of base plus bonus, value of unvested restricted stock, prorated 2014-2016 and 2015-2017 performance share payments, retirement benefit based on three times the 2015 Company contributions to the RSP, value of welfare benefits (i.e. health care, life insurance, and disability insurance coverage) for three years, outplacement services and excise tax.

(2) Includes the value of unvested restricted stock, prorated 2014-2016 and 2015-2017 performance share payments.

Change of Control Employment Agreements

New COC Agreements were implemented beginning in 2009 for new and future officers of the Company. The new COC Agreements eliminate excise tax gross-up provisions, allow a portion of the benefit to be attributable to a non-compete agreement in order to reduce the potential for the excise tax, and allow executives to forego a portion of benefits if the benefit triggers the excise tax.

Below is a general description of the material terms and conditions of our existing COC Agreements for U.S.-based executives.

In the event that a NEO terminates employment for Good Reason or the Company terminates a NEO's employment with the Company without Cause within two to three years of a COC or in anticipation of a COC, the NEO is entitled to the following:

•	a lump sum cash amount equal to three times his or her annual base salary and average annual bonus for the most recent three years;

•	a lump sum cash amount equal to three times the Company's retirement contributions that would have been made on his or her behalf in the first year after termination of employment;

•
for Executives who entered into COC Agreements prior to 2009, a tax gross-up for any excise taxes imposed pursuant to IRC Section 4999 of the IRC so that the NEO will be in the same after tax position he or she would have been in had no excise tax been imposed;

•
Executives who entered into COC Agreements in or after 2009 may elect to forego a portion of COC payments which could otherwise trigger IRC Section 4999 excise taxes as the tax will not be “grossed-up” under the COC Agreement;

•	continuation of medical, dental and life insurance benefits for two to three years; and

•	outplacement services at a cost not to exceed $40,000.

“Change of Control” generally means (a) the acquisition by any party of beneficial ownership of 20% or more of either (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board of Directors, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders or (d) a complete liquidation or dissolution of the Company.

“Cause” generally means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good Reason” generally means the diminution of responsibilities, authority or duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive's previous work location, a purported termination of the COC Agreement by us other than in accordance with the COC Agreement, or our failure to require any successor to us to comply with the COC Agreement.

Terminations Not Related to a COC

In the event of an involuntary or voluntary termination with or without cause not in connection with a COC, no additional payments are made to NEOs.

In the event of termination of employment by retirement not in connection with a COC, no additional payments are made to NEOs.

The stated amounts do not include life or disability insurance benefits or vested benefits under the qualified RSP or under the TIP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.

Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board of Directors in 2015. Directors who are employees of BorgWarner are not compensated for their service on the board:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total	Aggregate Number of Outstanding Stock and Option Awards (2) (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Phyllis O. Bonanno (3)	32,667	—	—	—	—	—	32,667	—

Jan Carlson	105,500	115,003	—	—	—	—	220,503	1,903

Dennis C. Cuneo	98,000	115,003	—	—	—	—	213,003	1,903

Jere A. Drummond	115,000	115,003	—	—	—	—	230,003	1,903

John R. McKernan, Jr.	98,000	115,003	—	—	—	—	213,003	1,903

Alexis P. Michas	245,000	115,003	—	—	—	—	360,003	1,903

Ernest J. Novak, Jr.	119,500	115,003	—	—	—	—	234,503	1,903

Vicki L. Sato	99,500	115,003	—	—	—	—	214,503	1,903

Richard O. Schaum	103,000	115,003	—	—	—	—	218,003	1,903

Thomas T. Stallkamp	101,000	115,003	—	—	—	—	216,003	1,903

(1) The values in column (c) reported for 2015 represent the grant date fair market value of the restricted stock award granted on April 29, 2015. (FMV at grant date = number of restricted shares times the average of the high and low stock price on April 29, 2015 of $60.945.)
(2) Aggregate number of outstanding shares of restricted stock at December 31, 2015.
(3) Phyllis O. Bonanno completed her service on the Board of Directors at the April 29, 2015 Annual Meeting of Stockholders.

Annual compensation for our non-employee directors for 2015 was comprised of the following components: annual retainer, board meeting fees, committee meeting fees, and equity compensation consisting of restricted stock. Our non-employee directors were not granted any Stock Option Awards and did not receive any Non-Equity Incentive Plan Compensation for 2015.

The annual retainer for non-employee directors in 2015 was $80,000 for service on the Board of Directors. The annual retainer is prorated when a new member joins or a current member leaves our board. As allowed under the 2014 Plan, each non-employee director also received restricted stock of the Company as annual equity compensation. Directors received stock grants worth approximately $115,000 of restricted stock in 2015 as equity compensation. Restrictions on the shares will expire on the first anniversary of the date of grant. The Compensation Committee has authority to accelerate vesting in the event of retirement.

Each non-employee director received $1,500 for each board meeting attended. Each committee member also received $1,500 ($3,000 if he or she was the Chairman of the committee) for each committee meeting attended. In recognition of greater time commitments, the Chairman of the Audit Committee received $5,000 for each committee meeting attended. The Company pays for expenses associated with attendance at board and committee meetings and other functions attended at the request of the Company. The Company maintains a directors' deferred compensation plan under which directors may defer receipt of retainer fees only. Three directors deferred fees under the plan in 2015.

As Non-Executive Chairman of the Board, Mr. Michas received an annual cash retainer of $245,000 and an equity retainer of approximately $115,000 to be granted in restricted stock, without board and committee attendance fees.

Effective January 1, 2016 non-employee director compensation was increased. In 2016 non-employee directors’ annual cash retainer for board service will be $92,000 and annual equity compensation will be $123,000 worth of restricted stock. Committee members will receive annual retainers as follows for each committee on which they serve: $6,000 for the Corporate Governance Committee; $9,000 for the Compensation Committee and $7,500 for the Audit Committee. Chairs of the committee will receive the following additional annual retainers for their service to the committees: $6,000 for Corporate Governance, $9,000 for Compensation and $17,500 for Audit in view of their commitment of additional time to their oversight of the committees. The Non-Executive Chair’s compensation will be $388,000 consisting of an annual cash retainer of $265,000 and an equity retainer of $123,000 to be granted in restricted stock. Board and standing committee meeting attendance fees will no longer be paid. Non-employee directors are paid up to $1,000 per day for their attendance requested by the Company at meetings or events not associated with board or Committee meetings. Additional compensation arrangements may be made if special committees are convened, though none are planned at this time.

In 2015 our non-employee directors were expected to own Company stock in an amount equivalent to three times the amount of the annual retainer within five years of joining the Board of Directors. All of our directors met the expected stock ownership guidelines in 2015. Effective January 1, 2016 the stock ownership expectation was raised to an amount equivalent to five times the amount of the annual cash retainer for board service within five years of January 1, 2016 or within five years of joining the Board of Directors.
PROPOSAL 2 - APPROVAL OF FIRST AMENDMENT TO THE
BORGWARNER INC. 2014 STOCK INCENTIVE PLAN

The board recommends that stockholders approve an amendment to the 2014 Plan which was adopted by the Compensation Committee of the Board of Directors at its February 9, 2016 meeting, subject to stockholder approval.

At its February 10, 2016 meeting, the Board of Directors unanimously adopted the First Amendment (“First Amendment”) to the 2014 Plan, subject to the approval thereof by the stockholders of the Company at the Annual Meeting. The sole purpose of the First Amendment is to add Relative Revenue Growth as a “performance goal” on which awards under the 2014 Plan can be based.

A copy of the First Amendment is attached as Appendix B. If approved by the stockholders, the First Amendment will be effective April 27, 2016. The favorable vote of a majority of the shares of common stock represented at the Annual Meeting is required for approval of the First Amendment.

BACKGROUND AND PURPOSE OF PROPOSAL

The 2014 Plan, like its predecessor equity compensation plans, is a long-term incentive compensation plan intended to provide certain of our employees, including our NEOs, with appropriate incentives to help align their interests with the interests of our stockholders and to provide the Company with the ability to make awards that are intended to qualify as “performance-based compensation” under Code Section 162(m). One of the requirements of Code Section 162(m) is that performance-based compensation must be based on performance measured against pre-established performance goals that have been approved by the stockholders.

The board recognizes that revenue growth is a critical objective for the Company at this point in its history and believes that the incentive opportunities provided to certain of its employees, including our NEOs, should reflect that importance. The board also realizes that revenue growth can occur in our industry as a result of general growth in the economies of the markets in which we operate. As a result, Relative Revenue Growth has been selected as an appropriate “performance goal” linking the Company’s growth objectives to incentive compensation opportunities. The use of a relative measure requires outperformance by the Company when compared to the changes in production seen in the vehicle markets in which the Company participates.

The First Amendment does not make any other changes to the 2014 Plan.

CONSEQUENCES OF FAILING TO APPROVE THE PROPOSAL

The First Amendment will not be implemented unless it is approved by stockholders. If the proposed First Amendment is not approved by our stockholders, grants for the 2016-2018 performance period will, by their specific terms, be based on a Total Shareholder Return performance goal and an additional performance goal selected from among those included in the 2014 Plan as originally approved by our stockholders.

Failure of our stockholders to approve the First Amendment will not affect the rights of existing award holders under the 2014 Plan or under any previously granted awards under the 2014 Plan.

Key Features of the Amended 2014 Plan

The following describes the key features of the 2014 Plan as amended by the First Amendment:

Term of Plan	Grants under the Amended 2014 Plan can only be made on or after April 30, 2014 and before April 30, 2024
Eligible Participants
Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates, as determined by the Compensation Committee, are eligible to be granted Awards under the Plan

Shares Authorized	8,000,000 shares, subject to adjustment for stock splits and similar equity restructuring events
Award Types (Available to All Participants)	Non-Qualified Stock Options Stock Appreciation Rights Restricted Stock Stock Units
Award Types (Not Available to Non-Employee/Non-Officer Directors)	Incentive Stock Options Performance Units Performance Shares
Limits on Awards in One Plan Year
Total shares granted to a Code Section 162(m) “covered employee" cannot exceed 300,000 shares
Total value of performance units granted to a Code Section 162(m) “covered employee” cannot exceed $6,000,000

Stock Options and Stock Appreciation Rights
Maximum term is 10 years
Exercise price can never be lower than fair market value of stock on date of grant (subject to adjustment for stock splits and similar equity restructuring events)
Repricing of options or stock appreciation rights without prior stockholder approval is prohibited

FIRST AMENDMENT

Section 162(m) of the Code generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1,000,000 per year. However, certain “performance-based compensation” paid to these officers is exempt from the $1,000,000 annual deduction limit.

The Amended 2014 Plan is designed to enable the Company to provide grants of stock options, stock appreciation rights and performance units under the Amended 2014 Plan to the Company’s executive officers that is intended to qualify as performance-based compensation. The Amended 2014 Plan is also designed so that awards of restricted stock under the Amended 2014 Plan may be made in a manner which satisfies the performance-based compensation exception of Section 162(m). Accordingly, (i) the right to receive a share of common stock or cash in payment of a stock option, stock appreciation right or performance share award, and, (ii) if the Compensation Committee intends that a restricted stock award satisfy the performance-based compensation exception, the vesting of the restricted stock, will be contingent upon the achievement of objective performance goals established by the Compensation Committee at the time of grant.

Under the Amended 2014 Plan, a performance goal will be based on one or more of the following criteria:

•	Earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization;

•	Net or operating income;

•	Earnings per share;

•	Expense reductions;

•	Return on investment;

•	Combined net worth;

•	Debt to equity ratio;

•	Operating cash flow;

•	Return on total capital, equity, or assets;

•	Total shareholder return;

•	Economic value;

•	Change in the market price of the Company’s common stock;

•	Relative profitability - change in operating income over change in sales; or

•	Relative revenue growth (if the First Amendment is approved by the stockholders).

The criteria selected by the Compensation Committee from the foregoing list may relate to the Company, one or more of its affiliates, divisions, units, or any combination of the Company, its affiliates, divisions, or units. Performance goals may be based on the performance of the Company generally or relative to peer company performance and may be based on a comparison of actual performance during a performance period against budget for the period. A performance goal may include a threshold level of performance below which no vesting or payout will occur, target levels at which full vesting or a full payout will occur, or a maximum level at which specified additional vesting or a specified additional payout will occur (or any of those in combination). The level of achievement of a performance goal will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. Under the Amended 2014 Plan, the Compensation Committee does have the discretion, to the extent its discretion is consistent with the “qualified performance-based exception” of the Code and its regulations, to make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or a subsidiary or the financial statements of the Company or any subsidiary, or for changes in the law or accounting principles. Once a performance goal is established, the Compensation Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the performance goal.

New Plan Benefits

As discussed above, on February 9, 2016, our Compensation Committee granted performance shares using Relative Revenue Growth as a performance goal for the three-year period, 2016-2018. In addition, the Compensation Committee awarded special performance share grants using Relative Revenue Growth as a performance goal for 2016 and for the two-year period, 2016-2017. If the First Amendment is not approved by our stockholders the performance goal will be selected from among those included in the 2014 Plan as originally approved by our stockholders in accordance with the terms of the grants.

The following table sets forth the target award of performance shares with Relative Revenue Growth as a performance goal that is subject to stockholder approval of the First Amendment. The actual number of performance shares earned will be determined at the time of payout and may be greater or less than the amounts set forth below.

Name and position
	2016	2016-2017	2016-2018
James R. Verrier President and Chief Executive Officer	58,961	62,345	66,000
Ronald T. Hundzinski Vice President and Chief Financial Officer	14,942	15,800	16,700
Frederic B. Lissalde President and General Manager, Turbo Systems	9,692	10,249	10,850
Joseph F. Fadool President and General Manager, Morse Systems	6,865	7,259	7,700
Brady D. Ericson President and General Manager, Emissions Systems	6,865	7,259	7,700
Executive Group	97,325	102,912	108,950
Non-Executive Director Group	0	0	0
Non-Executive Officer Group	55,569	58,757	62,200

Awards for which benefits may be paid under the Amended 2014 Plan are made at the discretion of the Compensation Committee, subject to the maximum plan and maximum individual limitations described above. In addition, the actual benefits that will be paid under the Amended 2014 Plan will depend upon a number of factors, including the market value of the Company’s common stock on future dates, and in the case of performance units, performance shares and restricted stock with vesting based on the achievement of one or more performance goals, actual performance of the Company (both absolutely, and in some cases, as measured against the performance of peer companies), and decisions made by recipients. Since these factors are not known at this time, the benefits or amounts to be paid under the Amended 2014 Plan, and the market value of the awards, are not yet determinable. In addition, because of these unknown variables, it is not possible to determine any other benefits that might be received by recipients under the Amended 2014 Plan.

Effective Date. If approved by the stockholders, the First Amendment to the 2014 Plan will be effective as of the date of approval.

Equity Compensation Plan Information. As of December 31, 2015, the number of stock options and restricted common stock outstanding under our equity compensation plans, the weighted average exercise price of outstanding stock options and restricted common stock and the number of securities remaining available for issuance were as follows:

	Number of securities to be issued upon exercise of outstanding options, restricted common stock, warrants and rights	Weighted average exercise price of outstanding options, restricted common stock, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,592,300	$35.30	7,033,659
Equity compensation plans not approved by security holders	-	$-	-
Total	2,592,300	$--	7,033,659

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Your Board of Directors proposes that the stockholders ratify the selection of PricewaterhouseCoopers LLP, its member firms, and their respective affiliates (collectively, “PwC”) as the Company's independent registered public accounting firm for the 2016 fiscal year.

If the selection of PwC as auditors for 2016 is not ratified by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the selection for 2016 will stand unless the Audit Committee finds other good reason for making a change.

The Board of Directors anticipates that representatives of PwC will be present at the meeting to respond to appropriate questions, and will have an opportunity, if they desire, to make a statement.

Recommendation

YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF BORGWARNER AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The aggregate fees billed to us for the years ended December 31, 2015 and 2014 by PwC for professional services were as follows:

	2015	2014
Audit Fees	$9,416,378	$6,766,100
Audit-Related Fees (1)	___	122,000
Tax Fees (2)	2,089,362	1,723,426
All Other Fees Totals	___	___
	$11,505,740	$8,611,526

(1) Includes audits of financial statements of employee benefit plans.
(2) Includes fees connected with tax compliance, tax planning and expatriate services.  The expatriate services were $575,000 in 2015.

Your Audit Committee has adopted procedures for pre-approving all audit and audit-related services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted audit-related services. The documentation includes a description of, and a budgeted amount for, particular categories of audit-related and tax services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of audit services, audit-related services or tax-services, and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For these types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor's familiarity with the Company's business, people, culture, accounting systems, risk profile, and whether the services enhance the Company's ability to manage or control risks and improve audit quality. The Audit Committee may form, and delegate pre-approval authority to, subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by your Audit Committee.

PROPOSAL 4 - ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

Our executive team delivered another outstanding year of operational performance in 2015, achieving record operating margins. Details of our 2015 financial performance were explained in our Annual Report on Form 10-K filed February 11, 2016. Our Company continued its tradition of excellence and delivery of long term performance for our stockholders, customers, and the communities in which we operate.

Our compensation programs are substantially tied to our key business objectives and creation of economic value. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives. In fact, compensation can even decline when our stock performance is below that of our peers. Because the Company’s three-year return of 24% was below 25th percentile performance when compared to the three-year weighted average return of the Peer Group Companies, our executives did not receive a payout of performance shares under our long term incentive program for 2015.

In order to maintain this link of pay to performance and better assure our ability to attract and retain talent:

•We maintain the highest level of corporate governance over our executive pay programs

•We closely monitor the compensation programs and pay levels of executives from companies in related industries of similar size and complexity, as well as trends in executive compensation, so that we may ensure that our compensation programs are within the norm of a range of market practices

•Our Board of Directors, our Chairman, CEO, and our Vice President of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives.

Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team with appropriate incentives to build long-term value for our stockholders. The Company's compensation package uses a mixture of cash and equity awards to align executive compensation with our annual and long-term performance. These programs reflect the Compensation Committee's philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the board requests our stockholders approve the compensation of the Company's Named Executive Officers as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative that accompany the tables. Our Company has had a long-standing tradition of delivering performance for our stockholders, customers, and our communities over the long term. The executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company worldwide. Our executive compensation programs also support our vision, values and the BorgWarner Beliefs.

The Company has in the past sought approval from stockholders regarding incentive plans that we use to motivate, retain and reward our executives. Those incentive plans, including the BorgWarner Inc. 2014 Stock Incentive Plan and the BorgWarner Inc. Executive Incentive Plan, govern most of the compensation that the Company provides to our executives. The Company is seeking stockholder approval of the First Amendment to the BorgWarner Inc. 2014 Stock Incentive Plan at its 2016 Annual Meeting of Stockholders. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation to improve transparency for stockholders. As required pursuant to Section 14A of the Securities Exchange Act, and in alignment with the 2011 stockholder vote in favor of annual advisory votes on executive compensation, the Company seeks your advisory approval of our executive compensation programs. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the board or the Company. The board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY'S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 5 - AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW CERTAIN STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

The Board of Directors is submitting for stockholder approval a proposal to amend our Certificate to allow stockholders holding an aggregate of at least 20% of the total voting power of the outstanding shares of our common stock to call a special meeting of stockholders. We refer to this as Proposal 5. Our board has unanimously recommended that stockholders vote in favor of Proposal 5.

At the Company’s 2015 Annual Meeting, stockholders voted on two conflicting proposals concerning Stockholders’ Rights to Call Special Meetings of Stockholders. In its 2015 proxy statement, the board proposed and recommended an amendment to the Company’s Certificate that would have immediately given the right to request special meetings of stockholders to stockholders having an aggregate of at least 25% of BWA stock held in net long positions for at least one year. The board’s proposal received overwhelming support from stockholders. Ninety-two percent of shares voted supported the board’s proposal, representing 76% of shares then outstanding. Still, the board’s proposal did not pass because a supermajority of at least 80% of shares outstanding was then required to amend the Certificate.
In 2015 stockholders also voted on a non-binding stockholder proposal that proposed that the board should unilaterally give stockholders having an aggregate of at least 20% of BWA stock the right to call special meetings of stockholders. The stockholder proposal narrowly passed with support from 52% of shares voted. It required only a simple majority of votes to pass, but was advisory, so does not bind the board to any particular action.
The board proposes amendment of its Certificate to give stockholders having an aggregate of at least 20% of BWA stock held in net long positions for at least one year the right to request special meetings of stockholders.
Our Certificate and By-laws currently provide that a special meeting of stockholders may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. The Board of Directors has determined that extending the right to call a special meeting to stockholders having a significant economic interest in the Company is in the best interest of the stockholders of the Company. Organizing and preparing for a special meeting does, however, involve a significant commitment of management time and attention that may disrupt focus on other corporate priorities, and imposes substantial legal, administrative and distribution costs. The Board of Directors believes that a special meeting of stockholders should only be held in special or extraordinary circumstances, dictated by fiduciary, strategic, significant transactional or similar considerations that should be addressed immediately and not delayed until the next annual meeting. The Board of Directors must balance the right of significant stockholders to call a special meeting against the disruption that such meetings can cause for management and the Company. In view of, and in response to the votes of stockholders in 2015, and after the review of a number of factors the Board of Directors concluded that establishing an ownership threshold of, and economic interest in, at least 20% of the total voting power of the outstanding shares of our common stock for stockholders to request a special meeting, together with certain procedural requirements as described further below, strikes an appropriate balance between enhancing the rights of stockholders and protecting against the risk that a small minority of stockholders will pursue special interests that are not in the best interests of our stockholders as a whole.

Subject to stockholder approval of Proposal 5, the Board of Directors will approve corresponding amendments to Article II, Section 3 of our By-laws setting forth procedural requirements with which stockholders must comply in order for our corporate secretary to call a special meeting at their request. The amendments to our By-laws do not require any stockholder action (other than approval of Proposal 5). The text of amended Section 3 contains details of the percentage of voting power calculation and various informational requirements, timing and other mechanisms that are intended to minimize the risk of potential abuse, cost and distraction that would result from multiple stockholder meetings being held in a short time period, or from multiple meetings being held to consider matters that have been substantially addressed in the recent past, that are slated to be substantially addressed in the near future or that are not properly within the scope of matters that may be acted on by stockholders. Among other procedural requirements, the amendments to our By-laws measure share ownership on a “net long” basis and require that stockholders have held the “net long” shares constituting at least 20% of the total voting power of our outstanding common stock for at least one (1) year prior to the date of the special meeting request. Generally, a stockholder’s “net long” shares are defined to exclude shares as to which the stockholder does not have the right to vote or direct the vote or as to which the stockholder has entered into any derivative or similar arrangement that hedges or transfers the economic consequences of ownership of such shares. A stockholder’s “net long” shares will be determined in good faith by the Board of Directors. The By-laws will require that each stockholder participating in a request for a special meeting of stockholders will be required to sign the request and provide us with detailed information about, among other things, the stockholder’s “net long” position in our common stock.

The supermajority voting standard has been replaced with a simple majority standard so Amendment of the Certificate as set forth in Appendix C will require the affirmative vote of a majority of the outstanding voting power to pass. If such approval is obtained, the Board of Directors will adopt amendments to Article II, Section 3 of the Company’s By-laws as set forth in Appendix D.
Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 6 - VOTE ON A STOCKHOLDER PROPOSAL TO ALLOW CERTAIN STOCKHOLDERS' NOMINATED CANDIDATES TO BE INCLUDED IN THE PROXY MATERIALS OF THE COMPANY

We have been advised that a stockholder, John Chevedden, intends to present the following stockholder proposal at our Annual Meeting. We will furnish the address and share ownership of the proponent promptly upon written or oral request. The proposal will be voted on at the Annual Meeting if the proponent or a qualified representative is present at the meeting and submits the proposal for a vote. The text of the proposal and the supporting statement appear below exactly as received by us. The proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The Company disclaims responsibility for the accuracy and content of the proposal and supporting statement. Following the stockholder proposal are the Company's reasons for opposing the proposal.

[BWA - Rule 14a-8 Proposal, November 3, 2015]
Proposal [6] - Shareholder Proxy Access

RESOLVED: Shareholders ask our board of directors to adopt, and present for shareholder approval, a "proxy access" bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the "Nominator") that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a) have beneficially owned 3% or more of the Company's outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (iii)

to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

The Security and Exchange Commission's universal proxy access Rule 14a-11 was unfortunately vacated by 2011 a court decision. Therefore, proxy access rights must be established on a company-by-company basis.

Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule), a cost-benefit analysis by the CFA Institute (Chartered Financial Analyst), found proxy access would "benefit both the markets and corporate boardrooms, with little cost or disruption," raising US market capitalization by up to $140 billion.

Please vote to enhance shareholder value:
Shareholder Proxy Access - Proposal 6

Recommendation

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

The Board of Directors has carefully considered this proposal and believes that it is not in the best interest of BorgWarner or its stockholders because the board, taking into consideration the views of some of the Company's major stockholders, adopted a By-laws amendment giving proxy access to director candidates nominated by stockholders that is more carefully tailored to the ownership structure of the Company.

Our board of has taken several steps to enhance corporate governance. These steps have included adopting a majority voting standard in the election of directors, declassifying the Board of Directors, adopting a clawback policy, amending the Company’s Insider Trading Policy to prohibit Directors and covered executives from pledging Company securities to secure personal loans or obligations, and eliminating supermajority voting from our restated Certificate and By-laws. Recently, we adopted a proxy access right through an amendment to our By-laws. Our Board of Directors believes that the non-binding stockholder proposal is unnecessary and has been rendered moot. Accordingly, our Board of Directors recommends a vote "AGAINST" this stockholder proposal.

Our Board of Directors recognizes that proxy access can, when properly structured, enhance stockholders’ ability to participate in director elections and potentially enhance board accountability and responsiveness. However, our board also believes that proxy access must be tailored to the company to minimize the potential for abuse by investors who lack a meaningful long-term interest in the Company or wish to promote special interests that are not aligned with the interests of our other stockholders and to minimize disruption of board functions and effectiveness. With this in mind, our Corporate Governance Committee considered many factors in evaluating and creating proxy access through our By-laws, including the concentration of our stockholder base, our history of stockholder returns and our current governance practices. The Corporate Governance Committee also examined the voting policies of our large stockholders and reviewed trends in corporate governance.

The proxy access provisions of our By-laws are tailored to our stockholder base and our long-term corporate strategy and include appropriate safeguards against abuse. The provisions in the By-laws differ from the terms of the non-binding stockholder proposal in the following primary respects:

•	The By-laws include an ownership threshold of five percent as opposed to three percent;

•	The number of stockholders who may aggregate their holdings is limited to ten; and

•	Stockholders may nominate up to 20% of the Board of Directors.

The By-laws also require nominating stockholders to make certain representations and provide specific information. The By-laws further include: (1) procedures and standards for implementing the amount, nature and duration of the requisite stock ownership threshold, and (2) the priority to be given to multiple nominations exceeding the limit to the number of directors that may be nominated by stockholders at the annual meeting. A copy of our By-

laws is available if you submit a written request to Corporate Secretary, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

Our stock ownership is fairly concentrated. We currently have four holders who each control more than 5%
of our stock, approximately six holders who control between 2% and 5% of our stock and approximately seven additional stockholders who control between 1% and 2% of our stock. These 17 stockholders hold, in the aggregate, more than 59% of our common stock and could act individually or with others in that group with little effort to meet a 5% eligibility requirement. Based on our ownership concentration and the number of stockholders that the By-laws permit to aggregate their holdings, a 5% threshold provides a meaningful opportunity for long-term investors to access our proxy statement. The board also believes that a 5% threshold is consistent with securities laws regulations that require stockholders publicly to disclose their investments in and plans for a company.

In addition, our board believes that an unlimited or higher group limitation or a lower share ownership requirement would provide greater opportunities for stockholders with narrowly defined special interests and short-term goals to promote their special interests and disrupt the operations of our board and our business strategy. The board adopted a ten stockholder aggregation limit in view of the fairly concentrated ownership of the Company’s stock and in order to reduce the considerable administrative burden that would be experienced if the Company is required to verify the eligibility of more than ten stockholders.

Our board believes that providing stockholders the right to nominate up to 20% of our board provides an additional opportunity for long-term stockholders to provide meaningful input to our board. In light of the board’s relatively small size, a 20% standard ensures that there could be a sufficient number of stockholder-nominated nominees to have a meaningful impact on our board while avoiding excessive disruption of our board’s continuity, operations and balance of skills and experience.

For these reasons, the Board of Directors unanimously recommends a vote “AGAINST” this non-binding stockholder proposal.

OTHER INFORMATION

The Company is not aware of any business to come before this annual meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies through the internet and by use of the mails, proxies may be solicited by directors, officers and regularly engaged employees of the Company. None of these directors, officers or employees will receive any extra compensation for doing this. We have also retained Alliance Advisors L.L.C. to assist us in soliciting proxies for a fee of $9,500 plus reasonable out-of-pocket expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals that are intended to be presented at the 2017 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 18, 2016, for inclusion in the proxy statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2017 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company's By-laws. Among other things, under the Company's By-laws to bring business before an annual meeting a stockholder must give written notice to the Secretary of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, for stockholder proposals to be presented other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 28, 2016, and no later than January 27, 2017. The notice should contain (a) as to each person whom the stockholder proposes to nominate for election as director, all information that is required to be disclosed in solicitations of proxies for election of directors under the securities laws, including the person's written consent to serve as a director if elected, and (b) as to any other business: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company's books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company's Amended and Restated By-laws to ensure that all of the specific requirements of such notice are met.

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the Securities and Exchange Commission, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company's Corporate Governance Guidelines; the Company's Code of Ethical Conduct; and the Company's Code of Ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information, or make any representation, other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

APPENDIX A

CHARTER, BORGWARNER INC. AUDIT COMMITTEE

The BorgWarner Inc. Audit Committee (the "Committee") is responsible for providing assistance to the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements.

The Committee shall be composed of three or more directors who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their individual exercise of independent judgment as a Committee member and who meet the independence and experience requirements of the New York Stock Exchange and applicable regulations of the Securities and Exchange Commission (the “Commission”). All members of the Committee shall be generally knowledgeable in financial and auditing matters and at least one member of the Committee shall be “an audit committee financial expert” as defined by the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Committee shall provide assistance to the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, financial reporting and risk management practices of the Company. The Committee shall report regularly to the board and establish and maintain free and open communication between the directors, the independent accountants, the internal auditors and the management of the Company. The Committee will:

1.
Be directly responsible for the selection of, and compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

2.
Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. Discuss and consider the independence of the independent auditors, including the auditors' written affirmation of independence.

3.
Discuss and review with the independent auditors and financial management of the Company the proposed scope of the audit for the current year and the nature and thoroughness of the audit process; and at the conclusion thereof, receive and review audit reports including any comments or recommendations of the independent auditors.

4.	Review with the independent auditor any audit problems or difficulties and management’s response.

5.	Adopt hiring policies for employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

6.
Review with the independent auditors, the Company's Vice President of Internal Audit and with the Company's financial and accounting managers, the adequacy and effectiveness of the Company's internal auditing, accounting and financial policies, procedures and controls; and elicit any recommendations for the improvement of existing internal control procedures or the establishment of controls or procedures. Particular emphasis should be given to the adequacy of the internal controls to expose payments, transactions or procedures which might be deemed illegal or otherwise improper.

7.
Review the internal audit function of the Company including proposed audit plans for the coming year, the coordination of its programs with the independent auditors and the results of the internal programs.

8.
Review and discuss recurring financial statements (including quarterly reports and disclosures made in management’s discussion and analysis) to be issued to the shareholders or the public with management and the independent auditor and recommend to the board the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

9.	Review and discuss:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

10.
Discuss with management the Company’s earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

11.
Investigate any matter brought to its attention within the scope of its duties and retain outside counsel or other experts for this or any other purpose, if, in its judgment, such retention is appropriate. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee and for other expenses necessary or appropriate in carrying out its duties.

12.	Report Committee activities to the full board and annually issue a summary report (including appropriate oversight conclusions) suitable for submission to shareholders.

13.
Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a role in the Company’s internal controls.

14.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

15.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the board.

16.
Establish and monitor procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.	Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

18.	Generally review and discuss with management the Company’s risk assessment and risk management policies.

The Committee's charter, policies and procedures will be reassessed at least annually to allow reaction to changing conditions and environment and to assure that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality. The Committee may amend or repeal its charter, policies and procedures, as the Committee deems appropriate. The Committee shall annually review the Committee’s own performance.

The Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. These meetings shall include the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and an assessment of the cooperation the independent auditors received during the review. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee shall be presented to the full Committee at its next scheduled meeting.

The Chair of the Committee shall establish such rules for the Committee and its members as may from time to time be necessary and proper for the conduct of the Committee’s business, in conformity with applicable laws, rules and regulations.

APPENDIX B

FIRST AMENDMENT TO BORGWARNER INC.
2014 STOCK INCENTIVE PLAN

or

(n)        relative revenue growth

APPENDIX C
AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW STOCKHOLDERS TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS BY-LAWS TO ALLOW STOCKHOLDERS TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS

*******

Article VII, Section 2
SECTION 2. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Restated Certificate of Incorporation to elect directors under specified circumstances, special meetings of the stockholders of the Corporation may be called ~~only~~ by (i) the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors ~~Except as provided herein, no person shall have authority~~ and, (ii) subject to ~~call~~ the provisions of the Corporation's By-Laws, a special meeting of the ~~stockholders.~~ stockholders shall be called by the Board of Directors upon written request, of the holders of record of at least twenty percent (20%) of the voting power of all outstanding shares of Common Stock entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation's By-Laws.

APPENDIX D
AMENDMENT OF THE COMPANY'S BY-LAWS TO ALLOW STOCKHOLDERS TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS

Article II, Section 3

~~Subject to the rights of holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.~~

(A) Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called by ~~by the Chairman of the Board of Directors or~~ the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.

(B)     (1) This Section 3(B) is the exclusive means by which one or more stockholders of the Corporation may request the calling of a special meeting of the stockholders of the Corporation (a “Stockholder Requested Special Meeting”). A Stockholder Requested Special Meeting shall be called by the Secretary of the Corporation upon written request, in proper form (each such request, a “Special Meeting Request”), by one or more stockholders of record, in the aggregate, of at least 20% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”)which shares are determined to be “Net Long Shares” in accordance with this Section 3(B), such stockholder(s) having held such Net Long Shares continuously for at least one year prior to the date on which such Special Meeting Request is delivered to the Corporation and having complied in full with the requirements set forth in this Section 3(B) and all other applicable sections of these By-laws. Any Stockholder Requested Special Meeting may be held at such date, time and place, if any, within or outside the State of Delaware as may be designated by the Board of Directors; provided, however, that the meeting shall be not more than 90 days after a Special Meeting Request satisfying the requirements set forth in these By-laws and representing the Requisite Percentage is received by the Secretary of the Corporation. In fixing a date, time and place, if any, for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual meeting or special meeting.

(2) For purposes of determining the Requisite Percentage under this Section 3(B), “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s “net long position” as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended ~~(the “~~from time to time (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such requesting party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Corporation’s common stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such requesting party shall be reduced by the number of shares as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute Net Long Shares shall ultimately be decided by the Board of Directors in its reasonable determination.

(3) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Special Meeting Request. For purposes of this Section 3(B), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting not less than the Requisite Percentage have been received by the Secretary. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary of the Corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(4) A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”). Each Special Meeting Request must be delivered, by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be accompanied by a written notice setting forth the information required by Section 7(A)(2) as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Special Meeting Request must include; (x) documentary evidence of the number of Net Long Shares owned by each Requesting Stockholder as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year, provided that, if any stockholder submitting the Special Meeting Request is not the beneficial owner of such shares, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within 10 days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) of the number of Net Long Shares owned by the beneficial owner(s) as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year; (y) an acknowledgment of each Requesting Stockholder that any decrease in the number of Net Long Shares held by such stockholder after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (z) a commitment by each Requesting Stockholder to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to promptly notify the Corporation upon any decrease occurring between the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting in the number of Net Long Shares owned by such stockholder.

(5) Each Requesting Stockholder is required to update and supplement the Special Meeting Request delivered pursuant to this Section 3(B), if necessary, so that the information provided or required to be provided in such notice by Section 7(A)(2) as to the business proposed to be conducted at the Stockholder Requested Special Meeting and as to the stockholder(s) proposing such business and/or as to any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such nominations shall be true and correct as of the record date for the Stockholder Requested Special Meeting. Such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the proposed Stockholder Requested Special Meeting. Each Requesting Stockholder also shall certify in writing on the day prior to the Stockholder Requested Special Meeting as to whether such Requesting Stockholder continues to satisfy the Requisite Percentage. In addition to the foregoing, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

(6) At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3(B), a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these By-laws, (ii) the business specified in the Special

Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the Secretary of the Corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(7) Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request or as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3(B), unless otherwise required by law, if the Requesting Stockholder(s) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

BORGWARNER INC.
ATTN: COREEN BELL
3850 HAMLIN RD.
AUBURN HILLS, MI 48326

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

		For	Against	Abstain
1a	John R. McKernan, Jr.	☐	☐	☐
1b	Alexis P. Michas	☐	☐	☐
1c	Ernest J. Novak, Jr.	☐	☐	☐
1d	Richard O. Schaum	☐	☐	☐
1e	Thomas T. Stallkamp	☐	☐	☐
1f	James R. Verrier	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

The Board of Directors recommends you vote AGAINST the following proposal:

		For	Against	Abstain
6	Approval of stockholder proposal to allow certain stockholders' nominated candidates to be included in the proxy materials of the Company.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000263504_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10k, Notice & Proxy Statement is/are available at www.proxyvote.com .

BORGWARNER INC.
Annual Meeting of Stockholders
April 27, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints John J. Gasparovic and Laurene H. Horiszny, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, EST on 4/27/2016, at BorgWarner Inc. 3850 Hamlin Road Auburn Hills, MI 48326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000263504_2 R1.0.0.51160